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                                                                   EXHIBIT 10.39





                             THE LOCKFORMER COMPANY
                             EMPLOYEES PENSION PLAN
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                                                                   EXHIBIT 10.39



                               TABLE OF CONTENTS


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       ARTICLE I INTRODUCTION  . . . . . . . . . . .     1             8.2  DEFINITELY DETERMINABLE
           1.1   PLAN; PURPOSE.  . . . . . . . . . .     1                   BENEFIT.  . . . . . . . . . . . . .   17
           1.2   QUALIFIED DEFINED BENEFIT PLAN. . .     1             8.3  COMMENCEMENT OF BENEFITS.  . . . . .   18
           1.3   EFFECTIVE DATE. . . . . . . . . . .     1             8.4  PAYMENT OF SMALL AMOUNTS.  . . . . .   20
           1.4   APPENDICES. . . . . . . . . . . . .     1             8.5  RESTRICTIONS ON IMMEDIATE
                                                                             DISTRIBUTIONS.  . . . . . . . . . .   20
       ARTICLE II DEFINITIONS  . . . . . . . . . . .     2             8.6  DISTRIBUTIONS UNDER DOMESTIC
                                                                             RELATIONS ORDERS.   . . . . . . . .   21
       ARTICLE III EMPLOYEE PARTICIPANTS . . . . . .    10             8.7  REEMPLOYMENT AFTER
           3.1   ELIGIBILITY.  . . . . . . . . . . .    10                   RETIREMENT.   . . . . . . . . . . .   21
           3.2   YEAR OF SERVICE -                                     8.8  DIRECT ROLLOVERS.  . . . . . . . . .   23
                  PARTICIPATION. . . . . . . . . . .    10
           3.3   PARTICIPATION UPON                                ARTICLE IX JOINT & SURVIVOR ANNUITY
                  RE-EMPLOYMENT. . . . . . . . . . .    10          REQUIREMENTS . . . . . . . . . . . . . . . .   24
           3.4   NO MAXIMUM AGE FOR                                    9.1  FORM OF BENEFIT  . . . . . . . . . .   24
                  PARTICIPATION. . . . . . . . . . .    10             9.2  DEFINITIONS.   . . . . . . . . . . .   24
                                                                       9.3  NOTICE REQUIREMENTS.   . . . . . . .   26
       ARTICLE IV NORMAL RETIREMENT                                    9.4  CERTAIN TRANSITIONAL RULES.  . . . .   27
       BENEFIT . . . . . . . . . . . . . . . . . . .    11             9.5  MARRIAGE REQUIREMENT.  . . . . . . .   28
           4.1   ELIGIBILITY FOR NORMAL
                  RETIREMENT BENEFIT.  . . . . . . .    11         ARTICLE X MANDATORY DISTRIBUTIONS . . . . . .   29
           4.2   AMOUNT OF NORMAL RETIREMENT                           10.1 REQUIRED BEGINNING DATE.   . . . . .   29
                  BENEFIT. . . . . . . . . . . . . .    11             10.2 MINIMUM DISTRIBUTION
                                                                             REQUIREMENTS.   . . . . . . . . . .   29
       ARTICLE V EARLY RETIREMENT BENEFITS . . . . .    14             10.3 MINIMUM DISTRIBUTION FOR
           5.1   ELIGIBILITY FOR EARLY                                       ANNUITY DISTRIBUTION.   . . . . . .   29
                  RETIREMENT BENEFITS. . . . . . . .    14             10.4 NON-ANNUITY DISTRIBUTIONS.   . . . .   31
           5.2   AMOUNT OF EARLY RETIREMENT                            10.5 MINIMUM DISTRIBUTION
                  BENEFITS.  . . . . . . . . . . . .    14                   REQUIREMENT FOR
                                                                             BENEFICIARIES.  . . . . . . . . . .   31
       ARTICLE VI DISABILITY RETIREMENT
        BENEFITS . . . . . . . . . . . . . . . . . .    15         ARTICLE XI LIMITATION ON ANNUAL
           6.1   ELIGIBILITY FOR DISABILITY                         BENEFITS . . . . . . . . . . . . . . . . . .   33
                  RETIREMENT BENEFITS. . . . . . . .    15             11.1 LIMITATION ON ANNUAL BENEFIT.  . . .   33
           6.2   AMOUNT OF DISABILITY                                  11.2 DEFINITIONS.   . . . . . . . . . . .   33
                  RETIREMENT BENEFIT.  . . . . . . .    15             11.3 OVERALL LIMITATIONS.   . . . . . . .   37
           6.3   RECOVERY FROM DISABILITY. . . . . .    15
           6.4   CONTINUING EVIDENCE OF                            ARTICLE XII PLAN FINANCING  . . . . . . . . .   38
                  DISABILITY.  . . . . . . . . . . .    15             12.1 FINANCING.   . . . . . . . . . . . .   38
                                                                       12.2 CONTRIBUTIONS.   . . . . . . . . . .   38
       ARTICLE VII DEFERRED VESTED                                     12.3 TREATMENT OF INSURANCE
        RETIREMENT BENEFITS  . . . . . . . . . . . .    16                   DIVIDENDS AND OTHER CREDITS.  . . .   38
           7.1   DEFERRED VESTED RETIREMENT                              12.4 CONFLICTS.   . . . . . . . . . . . . 39
                  BENEFIT. . . . . . . . . . . . . .    16
           7.2   AMOUNT OF DEFERRED VESTED                         ARTICLE XIII COMPANY ADMINISTRATIVE
                  RETIREMENT BENEFIT.  . . . . . . .    16          PROVISIONS . . . . . . . . . . . . . . . . .   40
           7.3   VESTING SCHEDULE. . . . . . . . . .    16             13.1 INFORMATION TO COMMITTEE.  . . . . .   40
           7.4   YEAR OF SERVICE - VESTING.  . . . .    16             13.2 NO LIABILITY.  . . . . . . . . . . .   40
                                                                       13.3 INDEMNITY OF PLAN
       ARTICLE VIII FORM AND COMMENCEMENT                                    ADMINISTRATOR AND COMMITTEE.  . . .   40
        OF BENEFIT PAYMENTS  . . . . . . . . . . . .    17
           8.1   FORM OF BENEFIT.  . . . . . . . . .    17

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                                                                   EXHIBIT 10.39

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                 ARTICLE XIV MEMBER ADMINISTRATIVE
                  PROVISIONS . . . . . . . . . . . . . . . . .    41
                     14.1  BENEFICIARY DESIGNATION.  . . . . .    41
                     14.2  NO BENEFICIARY DESIGNATION/
                            DEATH OF BENEFICIARY.  . . . . . .    41
                     14.3  PERSONAL DATA TO COMMITTEE. . . . .    41
                     14.4  NOTICE OF CHANGE IN TERMS.  . . . .    42
                     14.5  LITIGATION AGAINST THE PLAN.  . . .    42
                     14.6  INFORMATION AVAILABLE.  . . . . . .    42
                     14.7  APPEAL PROCEDURE FOR DENIAL
                            OF BENEFITS. . . . . . . . . . . .    42

                 ARTICLE XV PLAN ADMINISTRATION  . . . . . . .    44
                     15.1  APPOINTMENT OF COMMITTEE. . . . . .    44
                     15.2  POWERS AND DUTIES.  . . . . . . . .    44
                     15.3  FUNDING POLICY. . . . . . . . . . .    45
                     15.4  MANNER OF ACTION. . . . . . . . . .    45
                     15.5  AUTHORIZED REPRESENTATIVE.  . . . .    45
                     15.6  INTERESTED MEMBER.  . . . . . . . .    45
                     15.7  MEMBER RECORDS. . . . . . . . . . .    45
                     15.8  UNCLAIMED ACCRUED BENEFIT -
                            PROCEDURE. . . . . . . . . . . . .    45

                 ARTICLE XVI MISCELLANEOUS . . . . . . . . . .    47
                     16.1  EXCLUSIVE BENEFIT.  . . . . . . . .    47
                     16.2  ASSIGNMENT OR ALIENATION. . . . . .    47
                     16.3  EVIDENCE. . . . . . . . . . . . . .    47
                     16.4  NO RESPONSIBILITY FOR
                            EMPLOYER ACTION. . . . . . . . . .    47
                     16.5  WAIVER OF NOTICE. . . . . . . . . .    47
                     16.6  SUCCESSORS. . . . . . . . . . . . .    48
                     16.7  WORD USAGE. . . . . . . . . . . . .    48
                     16.8  STATE LAW.  . . . . . . . . . . . .    48
                     16.9  EMPLOYMENT NOT GUARANTEED.  . . . .    48

                 ARTICLE XVII MERGER, AMENDMENT,
                  TERMINATION  . . . . . . . . . . . . . . . .    49
                     17.1  MERGER, CONSOLIDATION, OR
                            TRANSFER.  . . . . . . . . . . . .    49
                     17.2  AMENDMENT.  . . . . . . . . . . . .    49
                     17.3  PRETERMINATION RESTRICTIONS . . . .    49
                     17.4  EARLY TERMINATION
                            RESTRICTIONS.  . . . . . . . . . .    50
                     17.5  TERMINATION.  . . . . . . . . . . .    52
                     17.6  DISTRIBUTION UPON TERMINATION
                            OF TRUST.  . . . . . . . . . . . .    52
                     17.7  REVERSION.  . . . . . . . . . . . .    53
                     17.8  FULL VESTING ON TERMINATION.  . . .    53
                     17.9  TERMINATION PROCEDURES. . . . . . .    53

                 ARTICLE XVIII TOP-HEAVY PROVISIONS  . . . . .    54
                     18.1  DETERMINATION OF TOP-HEAVY
                            STATUS.  . . . . . . . . . . . . .    54
                     18.2  DEFINITIONS.  . . . . . . . . . . .    54
                     18.3  MINIMUM BENEFIT . . . . . . . . . .    55
                     18.4  MINIMUM VESTING . . . . . . . . . .    55
                     18.5  CHANGE IN TOP-HEAVY STATUS. . . . .    56

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                                       2
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                                                                   EXHIBIT 10.39

                             THE LOCKFORMER COMPANY
                             EMPLOYEES PENSION PLAN

                                   ARTICLE I
                                  INTRODUCTION

1.1      PLAN; PURPOSE.

The Lockformer Company (the "Company"), has adopted The Lockformer Company Employees Pension Plan (the "Plan") for the exclusive benefit of its eligible Employees. The purpose of the Plan is to assist Members to attain financial security for retirement.

1.2      QUALIFIED DEFINED BENEFIT PLAN.

The Plan is a defined benefit plan intended to satisfy all the requirements of Code section 401(a) and ERISA, and should be interpreted accordingly. The funding medium for the Plan is Group Annuity Contract No. GA-348 issued by Lincoln National Insurance Company.

1.3      EFFECTIVE DATE.

The Plan was adopted as of June 28, 1969, but has been amended and restated as of June 28, 1987 in the form set forth in this document. The rights and obligations of any person whose employment with the Company and its Affiliates terminated before the effective date of such amendment and restatement shall be governed by the terms of the Plan in effect on the date his employment terminated, except as otherwise provided herein.

1.4      APPENDICES.

The Plan may be amplified or modified from time to time by appendices. Each Appendix forms a part of the Plan and its provisions shall supersede Plan provisions as necessary to eliminate any inconsistencies.

                                                                   EXHIBIT 10.39


                                   ARTICLE II
                                  DEFINITIONS

2.1      "Accounting Date" is the last day of the Plan Year.

2.2      "Accrued Benefit" means the benefit determined under Article IV.

2.3 "Actuarial Equivalent" means a benefit having the same value as the benefit which it replaces, computed on the basis of the 1971 Group Annuity Mortality Table, weighted 100 percent male and a 6 1/2 percent interest rate assumption. For purposes of determining single- sum cash settlements, the interest rate used shall be the rate which would be used (as of the date of distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on termination of a defined benefit plan, determined as of each June 28.

2.4 "Actuary" means a person (or firm of which he is a member) who is qualified through membership in the Society of Actuaries or its successors, who is an "enrolled actuary" under ERISA, and who is chosen by, but independent of the Company.

2.5 "Affiliate" means any corporation that is a member of a controlled group (as defined in Code section 414(b)) that includes the Company; any trade or business under common control (as defined in Code section 414(c)) with the Company; any organization that is a member of an affiliated service group (as defined in Code section 414(m)) that includes the Company; and any entity required to be aggregated with the Company under Code section 414(o).

         For purposes of Article 11, "Affiliate" also includes any organization that would be described above if the specified section of the Code were applied as modified by Code section 415(h).

2.6 "Annuity Starting Date" means the first day of the first period for which an amount is received as a retirement benefit under the Plan.

2.7 "Beneficiary" means a person designated by a Participant or by the Plan who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Insurance Company has fully distributed his benefit to him. A Beneficiary's right to (and the Committee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

2.8 "Benefit Service" means an Employee's period of employment as determined as follows:

         (a) For employment prior to the Effective Date, an Employee will be credited for one year of Benefit Service for any Plan Year during which he completed 1,800 hours or more (excluding hours paid for but not worked); provided, however, Benefit Service will be computed only from his most recent date of hire by the Employer to the Effective Date. Such amount will be computed to the nearest one-tenth of a year.

         (b) For employment after the Effective Date, an Employee shall receive credit for one year of Benefit Service for any Plan Year during which he has at least 1,800 Hours of Service. If his Hours of Service during the Plan Year are less than 1,800, Benefit Service will be

                                                                   EXHIBIT 10.39



                 computed to the nearest one-tenth of a year in the proportion that the Employee's Hours of Service bear to 1,800.

         (c) Notwithstanding the above, the following periods shall be disregarded in determining Benefit Service:

                 (i)      periods as an Inactive Participant; or

                 (ii) periods after June 28, 1978 and before becoming a Participant; and

                 (iii) for Members attaining age 65 on or after June 28, 1979 and before January 1, 1988, periods after age 65; provided that Benefit Service earned after age 65 shall not be disregarded for any Participant who attained age 65 prior to January 1, 1988, but who remained in the employ of the Employer on January 1, 1988.

2.9      "Board" means the Board of Directors of the Company.

2.10     "Break in Service"

         (a) For Benefit Service Purposes. Means a Computation Period during which a Member does not complete more than 90 Hours of Service with the Employer or an Affiliate.

         (b) For Vesting Purposes. Means a Computation Period during which a Member does not complete more than 500 Hours of Service with the Employer or an Affiliate.

2.11     "Code" means the Internal Revenue Code of 1986, as amended.

2.12 "Committee" means the entity which has been designated by the Board to administer the Plan.

2.13 "Company" means The Lockformer Company which as adopted this Plan for the benefit of its Employees.

2.14     "Compensation" means the following:

         (a) In General. "Compensation" means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal service actually rendered in the course of employment with the Employer to the extent that amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions and insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccoutable plan (as described in Regulation section 1.62-2(c)), and excluding the following:

                 (i) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any other distributions from a plan of deferred compensation;

                                                                   EXHIBIT 10.39

                 (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                 (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                 (iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

         (b) Identifying Highly Compensated, Key and Leased Employees. To identify Highly Compensated Employees, Leased Employees and Key Employees, Compensation shall include amounts contributed pursuant to a salary reduction agreement which are excludable from gross income under Code sections 125, 402(e)(3), 402(h)(1)(B) and 403(b).

         (c) Maximum Amount. For years beginning on or after January 1, 1989 and before January 1, 1994, the annual Compensation of each Member taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

                 For years beginning on or after January 1, 1994, the annual Compensation limit of each Member taken into account for determining all benefits provided under the plan for any determination period shall not exceed $150,000, as adjusted for the cost- of-living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

                 If a determination period consists of fewer that 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

         (d) Family Aggregation. For Plan Years beginning after December 31, 1988, the Compensation dollar limitation applies to the combined Compensation of the Employee and of any family member aggregated with the Employee under paragraph (e) and who is either (i) the Employee's spouse; or (ii) the Employee's lineal descendant under the age of 19. If, for a Plan Year, the combined Compensation of the Employee and such family members who are Members entitled to accrue benefits for that Plan Year exceeds the Compensation dollar limitation, "Compensation" for each such Member, for benefit accrual purposes means his Adjusted Compensation. Adjusted Compensation is the amount which bears the same ratio to the Compensation dollar limitation as the affected Member's Compensation (without regard to the limitation) bears to the combined Compensation of all the affected Members in the family unit. The adjustment required by this paragraph (2) will not apply for any Plan Year in which the family aggregation rule is not applicable.

                                                                   EXHIBIT 10.39

         (e)     Family Group means a group consisting of the following
                 Employees: (i) a Highly Compensated Employee who is either a 5 percent owner or a member of the group consisting of the top 10 Employees when ranked by Compensation received during the determination year or the preceding 12-month period; (ii) the spouse of such Highly Compensated Employee, (iii) a lineal ascendent or descendent of such Highly Compensated Employee, or (iv) a spouse of such lineal ascendent or descendant; provided that, an Employee shall be included in the group only if he is a Participant for the Plan Year.

2.15     "Computation Period" means the following:

         (a) Participation Purposes. Computation Period for participation purposes means the 12-consecutive month period that begins on an Employee's Employment Commencement Date and ends on the day preceding the first anniversary thereof, and each Plan Year beginning with the Plan Year in which falls the first anniversary of his Employment Commencement Date.

         (b) Vesting Purposes. To Compute an Employee's vested interest in his Accrued Benefit, Computation Period means the Plan Year.

2.16 "Disability" means the Participant, because of a physical or mental disability, will be unable to perform the duties of his customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Committee considers will be of long continued duration. A Participant also is disabled if he incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. The Plan considers a Participant disabled on the date the Committee determines the Participant satisfies the definition of disability. The Committee may require a Participant to submit to a physical examination in order to confirm disability. The Committee will apply the provisions of this Section in a nondiscriminatory, consistent and uniform manner.

2.17 "Earliest Retirement Age" means the earliest date on which, under the Plan, a Member could elect to receive retirement benefits.

2.18 "Effective Date" means June 28, 1969, the effective date of the original adoption of this Plan.

2.19 "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer.

2.20 "Employee" means any common-law Employee of the Employer, any Leased Employee, and self-employed individual with respect to the Employer, and any individual who is required to be treated as an employee of the Employer under the regulations adopted under Code section 414(o).

2.21 "Employer" means the Company or any Affiliate which elects to become a party to the Plan with the approval of the Company, by adopting the Plan for the benefit of its eligible Employees.

2.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.23 "Highly Compensated Employee" means an Employee who, during the Plan Year or during the preceding 12-month period:

                                                                   EXHIBIT 10.39

         (a) is a more than 5% owner of the Employer (applying the constructive ownership rules of Code section 318, and applying the principles of Code section 318, for an unincorporated entity);

         (b) has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

         (c) has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year);

         (d) has Compensation in excess of 50% of the dollar amount prescribed in Code section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer.

         If the Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but does not satisfy (b), (c) or (d) during the preceding 12-month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause (d) will not exceed the greater of 3 or 10% of the total number (after application of the Code section 414(q) exclusions) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause (d) for the relevant year, the Committee will treat the highest paid officer as satisfying clause (d) for that year.

         For purposes of this Section, "Compensation" means the general definition of Compensation as defined in Section 2.14, increased for elective contributions. Elective contributions are amounts excludable from the Employee's gross income under Code sections 125, 402(a)(8), 402(h) or 403(b), and contributed by the Employer, at the Employee's election to a Code section 401(k) arrangement, a Simplified Employee Pension, cafeteria plan or tax-sheltered annuity.

         The Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group, the top 100 paid Employees, the number of officers includible in clause (d) and the relevant Compensation, consistent with Code section 414(q) and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer. For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury regulations, the Committee will treat a Highly Compensated Employee and all family members (a spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant) as a single Highly Compensated Employee, but only if the Highly Compensated Employee is a more than 5% owner or is one of the 10 Highly Compensated Employees with the greatest Compensation for the Plan Year. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation.

         The term "Highly Compensated Employee" also includes any former Employee who separated from service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday. If the former Employee's Separation from Service occurred prior to January





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

                                                                   EXHIBIT 10.39

         1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this Section or received Compensation in excess of $50,000 during: (1) the year of his Separation from Service (or the prior year); or (2) any year ending after his 54th birthday.

2.24     "Hour of Service" means the following:

         (a)     In General.  Hour of Service means:

                 (i) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Hours of Service under this paragraph (a) will be credited to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

                 (ii) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Hours of Service under this paragraph (b) will be credited to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

                 (iii) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. No more than 501 Hours of Service will be credited under this paragraph (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). Hours under this paragraph (iii) shall be calculated and credited in accordance with the rules of paragraphs (ii) and (iii) of Labor Reg. section 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph (iii).

                 The Committee will not credit an Hour of Service under more than one of the above paragraphs.

         (b) Method of Crediting Hours of Service. Hours of Service shall be credited on the basis of 45 Hours of Service for each week for which the Employee would be credited with at least one Hour of Service under paragraph (a). When no time records are available to determine an Hour of Service required to be credited under paragraph (a), the Employee shall be credited with 45 Hours of Service for each week for which the Employee would be required to be credited with at least on Hour of Service under paragraph (a).

         (c) Maternity/paternity leave. Solely for purposes of determining whether the Employee incurs a one year Break-in-Service under any provision of this Plan, Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave will be credited. An Employee is considered to be on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's

                                                                   EXHIBIT 10.39

                 child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. Hours of Service will be credited under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the number of Hours of Service the Employee would receive cannot be determined, on the basis of 8 hours per day during the absence period. The number of Hours of Service credited under this paragraph will be only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. All Hours of Service described in this paragraph will be credited to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Hours of Service will be credited to the immediately following computation period.

2.25 "Inactive Participant" means an Employee who was a Participant but who is transferred to and is in a position of employment either: (i) as an Employee who does not meet the eligibility requirements set forth in
         Article III; or (ii) as an Employee of an Affiliate who has not adopted the Plan.

2.26 "Insurance Company" means the insurance company listed in Appendix C who is the insurer under the Insurance Contract entered into for the purpose of providing retirement benefits under the Plan.

2.27 "Insurance Contract" means the group annuity contract listed in Appendix C entered into with the Insurance Company for the purpose of providing retirement benefits under the Plan.

2.28 "Leased Employee" means an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code section 414(n)(6))) on a substantially full time basis for at least one year and who performs services historically performed by employees in the Employer's business field.

2.29 "Member" means a Participant, Inactive Participant, or other former Employee who is receiving or entitled to receive benefits under the Plan.

2.30 "Nonforfeitable" means a Member's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Member's Accrued Benefit.

2.31 "Nontransferable Annuity" means an annuity which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Insurance Company distributes an annuity contract, the contract must be a Nontransferable Annuity.

2.32 "Participant" means any Employee of the Employer who has met and continues to meet the eligibility requirements of the Plan as set forth in Article III.

2.33 "Plan" means the retirement plan established and continued by the Employer as set forth in this document, designated as The Lockformer Company Employees Pension Plan.

2.34     "Plan Year" means the 12-consecutive month period ending each June 27.

                                                                   EXHIBIT 10.39

2.35 "Present Value" means the single-sum Actuarial Equivalent of the Member's Accrued Benefit.

2.36 "Separation from Service" means a separation from Service with the Employer maintaining this Plan.

2.37 "Service" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees.

2.38 "Straight Life Annuity" means an annuity payable in equal installments for the life of the Member that terminates upon the Member's death.

2.39 "Year of Service" means any Computation Period during which an Employee completes at least 1,000 Hours of Service.

                                                                   EXHIBIT 10.39

                                  ARTICLE III
                             EMPLOYEE PARTICIPANTS

3.1      ELIGIBILITY.

Each Employee, other than a Leased Employee, who is expected to complete a Year of Service during his initial 12 months of employment will become a Participant in the Plan on the first day of the calendar month (if employed on that date) coincident with or immediately following the later of (i) his Employment Commencement Date or (ii) the date on which he is first employed by the Employer as a member of the bargaining unit at the Company's plant located in Lisle, Illinois.

Each Employee who is not expected to complete a Year of Service during his initial 12 months of employment will become a Participant in the Plan on the first day of the calendar month (if employed on that date) coincident with or immediately following the completion of one Year of Service; provided that such Employee is a member of the bargaining unit at the Company's plant located in Lisle, Illinois on the date he is to enter the Plan.

3.2      YEAR OF SERVICE - PARTICIPATION.

All Years of Service shall count for purpose of determining whether an Employee has satisfied the participation requirements, including years an Employee is employed by the Employer but not a member of the bargaining unit at the Company's plant located in Lisle, Illinois.

3.3      PARTICIPATION UPON RE-EMPLOYMENT.

A Participant whose employment terminates will re-enter the Plan as a Participant on the date of his reemployment. An Employee who satisfies the Plan's eligibility conditions but who terminates employment prior to becoming a Participant becomes a Participant in the Plan on the later of the date on which he would have entered the Plan under Section 3.1 had he not terminated employment or the date of his reemployment. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the provisions of Section 3.1.

3.4      NO MAXIMUM AGE FOR PARTICIPATION.

An Employee's eligibility to participate in the Plan shall be determined without regard to a maximum age.

                                                                   EXHIBIT 10.39

                                   ARTICLE IV
                           NORMAL RETIREMENT BENEFIT

4.1      ELIGIBILITY FOR NORMAL RETIREMENT BENEFIT.

A Member who attains the Normal Retirement Age while employed by the Employer shall be eligible to receive a Normal Retirement Benefit under the Plan.

4.2      AMOUNT OF NORMAL RETIREMENT BENEFIT.

(a) Prior to January 30, 1995. Any Member who retires prior to January 30, 1995, will receive a Normal Retirement Benefit equal to the sum of the following paragraphs (i) through (xii).

         (i) $4.00 multiplied by the number of his years of Benefit Service prior to January 29, 1978.

         (ii) $7.00 multiplied by the number of his years of Benefit Service on and after January 29, 1978 and prior to January 29, 1981.

         (iii) $10.00 multiplied by the number of his years of Benefit Service on and after January 29, 1981 and prior to February 1, 1983.

         (iv) $11.00 multiplied by the number of his years of Benefit Service on and after February 1, 1983 and prior to February 1, 1984.

         (v) $12.00 multiplied by the number of his years of Benefit Service on and after February 1, 1984 and prior to February 1, 1985.

         (vi) $13.00 multiplied by the number of his years of Benefit Service on and after February 1, 1985 and prior to February 1, 1986.

         (vii) $15.00 multiplied by the number of his years of Benefit Service on and after February 1, 1986 and prior to February 1, 1988.

         (viii) $16.00 multiplied by the number of his years of Benefit Service on and after February 1, 1988 and prior to February 1989.

         (ix) $17.00 multiplied by the number of his years of Benefit Service on and after February 1, 1989 and prior to February 1, 1990.

         (x) $18.00 multiplied by the number of his years of Benefit Service on and after February 1, 1990 and prior to February 1, 1991.

         (xi) $19.00 multiplied by the number of his years of Benefit Service on and after February 1, 1991 and prior to February 1, 1992.

         (xii) $22.00 multiplied by the number of his years of Benefit Service on and after February 1, 1992.

                                                                   EXHIBIT 10.39

(b) On and After January 30, 1995. Any Member who retires on and after January 29, 1995, will receive a Normal Retirement Benefit equal to the sum of the following paragraphs (i) through (xii).

         (i) $5.00 multiplied by the number of his years of Benefit Service prior to January 29, 1978.

         (ii) $8.00 multiplied by the number of his years of Benefit Service on and after January 29, 1978 and prior to January 29, 1981.

         (iii) $11.00 multiplied by the number of his years of Benefit Service on and after January 29, 1981 and prior to February 1, 1983.

         (iv) $12.00 multiplied by the number of his years of Benefit Service on and after February 1, 1983 and prior to February 1, 1984.

         (v) $13.00 multiplied by the number of his years of Benefit Service on and after February 1, 1984 and prior to February 1, 1985.

         (vi) $14.00 multiplied by the number of his years of Benefit Service on and after February 1, 1985 and prior to February 1, 1986.

         (vii) $16.00 multiplied by the number of his years of Benefit Service on and after February 1, 1986 and prior to February 1, 1988.

         (viii) $17.00 multiplied by the number of his years of Benefit Service on and after February 1, 1988 and prior to February 1989.

         (ix) $18.00 multiplied by the number of his years of Benefit Service on and after February 1, 1989 and prior to February 1, 1990.

         (x) $19.00 multiplied by the number of his years of Benefit Service on and after February 1, 1990 and prior to February 1, 1991.

         (xi) $20.00 multiplied by the number of his years of Benefit Service on and after February 1, 1991 and prior to February 1, 1992.

         (xii) $23.00 multiplied by the number of his years of Benefit Service on and after February 1, 1992 and prior to February 1, 1995.

         (xiii) $25.00 multiplied by the number of his years of Benefit Service on and after February 1, 1995.

(c) Maximum Years Credited. Prior to January 29, 1986, if an Employee completes more than 25 years of Benefit Service, only the last 25 years will be considered. On and after January 29, 1986 and prior to February 1, 1989, if an Employee completes more than 35 years of Benefit Service, only the last 35 years will be considered. On and after February 1, 1989, if an Employee completes more than 45 years of Benefit Service, only the last 45 years will be considered.

(d) Employment Beyond Normal Retirement Age. If a Member continues in employment beyond his Normal Retirement Age, his benefit upon retirement will be calculated using the Plan formula in

                                                                   EXHIBIT 10.39

         effect on the date he attained his Normal Retirement; however, the calculation will be made taking into account any increases in the dollar multiplier made to the formula between the date the Member attains his Normal Retirement Date and the date of his cessation of employment. In addition, subject to the requirements of Section 4.2(c), the Member shall continue to accrue Benefit Service until the date his employment terminates.

(e) Top-Heavy Minimum Benefit. Notwithstanding the foregoing, if the Plan is Top-Heavy for any Plan Year, as defined in Article XVIII, a Member shall receive a minimum Top-Heavy benefit as described in Article 18.3.

                                                                   EXHIBIT 10.39

                                   ARTICLE V
                           EARLY RETIREMENT BENEFITS

5.1      ELIGIBILITY FOR EARLY RETIREMENT BENEFITS.

A Member who has attained age 55 and who has at least 10 Years of Service may retire at any time prior to Normal Retirement Age and receive an Early Retirement Benefit under the Plan.

5.2      AMOUNT OF EARLY RETIREMENT BENEFITS.

A Member's monthly Early Retirement Benefit shall equal the Member's Normal Retirement Benefit calculated under Section 4.2, based upon the benefit formula in effect and the years of Benefit Service at his termination of employment, multiplied by the appropriate factor listed in Table I of Appendix A.

                                                                   EXHIBIT 10.39

                                   ARTICLE VI
                         DISABILITY RETIREMENT BENEFITS

6.1      ELIGIBILITY FOR DISABILITY RETIREMENT BENEFITS.

A Participant who incurs a Disability prior to attainment of Normal Retirement Age and after completing at least 10 Years of Service is eligible to receive a Disability Retirement Benefit, in addition to any other benefit he may be entitled to under the Plan. If a Participant is eligible for both a Disability Retirement Benefit and an Early Retirement Benefit, the Participant may select which benefit he will receive upon his Disability.

6.2      AMOUNT OF DISABILITY RETIREMENT BENEFIT.

A Member's Disability Retirement Benefit shall be $50.00 per month.

6.3      RECOVERY FROM DISABILITY.

If a Member recovers from a Disability and re-enters employment covered under the Plan, the Participant will begin earning Benefit Service on the date of his re-entry into employment. The Participant will accrue benefits under the Plan based upon his Benefit Service credited prior to his Disability and the Benefit Service credited after his re-employment.

6.4      CONTINUING EVIDENCE OF DISABILITY.

The Committee may require a Member to submit evidence of his continued eligibility for the Disability Retirement Benefit at any time he is receiving the Disability Retirement Benefit. The Committee may not require furnishing of such evidence more frequently than semi-annually. In the event that a disabled Member refuses or fails to submit evidence of his continued Disability when requested by the Committee, the Insurance Company, upon written notice from the Committee, will discontinue the disabled Member's Disability Retirement Benefit until the Member submits satisfactory evidence of his continued Disability.

                                                                   EXHIBIT 10.39

                                  ARTICLE VII
                      DEFERRED VESTED RETIREMENT BENEFITS

7.1      DEFERRED VESTED RETIREMENT BENEFIT.

A Participant who has completed ten Years of Service and who, prior to his Normal Retirement Age, terminates employment for any reason other than death, eligibility for an Early Retirement Benefit or Disability Retirement Benefit, will receive a Deferred Vested Retirement Benefit. A Participant who terminates his employment prior to completion of ten years of service for reasons other than his Disability, is not eligible to receive a benefit under this Plan, until he attains his Normal Retirement Age.

7.2      AMOUNT OF DEFERRED VESTED RETIREMENT BENEFIT.

A Member's Deferred Vested Retirement Benefit shall equal the Member's Normal Retirement Benefit calculated under Section 4.2, based upon the benefit formula in effect and the Years of Service and Benefit Service at his termination of employment, multiplied by the appropriate factor listed in Table I of Appendix A.

7.3      VESTING SCHEDULE.

As of any date of determination, a Member's Nonforfeitable percentage of his Accrued Benefit shall be determined in accordance with the vesting schedule set forth below based upon the number of Years of Service credited to him as of such date:

                                                                                     Percent of
         Years of Service                                                          Nonforfeitable
         With the Employer                                                         Accrued Benefit
         ------------------------------------------------------------------------------------------
         Less than 5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0%
         5 or more  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100%

7.4      YEAR OF SERVICE - VESTING.

(a) In General. For purposes of vesting under Section 7.3, a Year of Service means any Plan Year during which an Employee completes 1,000 or more Hours of Service with the Employer or an Affiliate. A Year of Service includes any Year of Service earned prior to the Effective Date of the Plan, except as provided in paragraph (b) below.

(b) Included Years of Service. For purposes of determining Years of Service under Section 7.3, the Plan takes into account all Years of Service an Employee completes with the Employer and Affiliates except if a Member with a 0% Nonforfeitable Accrued Benefit incurs a Break in Service, the Committee will disregard the Years of Service before the Break in Service if the number of the Member's consecutive Breaks in Service equals or exceeds the greater of 5 or the aggregate number of the Member's Years of Service prior to the Break. The aggregate number of Years of Service before a Break in Service does not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service. If the Committee disregards the Member's Years of Service under this exception, the Plan forfeits his pre-Break in Service Accrued Benefit.

                                                                   EXHIBIT 10.39

                                  ARTICLE VIII
                   FORM AND COMMENCEMENT OF BENEFIT PAYMENTS

8.1      FORM OF BENEFIT.

(a) Normal Form. Absent an election by the Member (or in case of death, his Beneficiary) of an optional form of payment, the normal form in which a Member (or his Beneficiary) shall be entitled to payment of his Accrued Benefit, other than a Disability Retirement Benefit, shall be a life annuity, or if Article IX applies to a Member (or Beneficiary), the form specified in Article IX.

(b) Optional Forms of Payment. The Committee will direct the Insurance Company to pay the Member's Nonforfeitable Accrued Benefit other than a Disability Retirement Benefit, as elected by the Member or, if applicable, by the Beneficiary, under one of the optional forms of distribution permitted under this Section, subject to the annuity distribution requirements of Article IX. The Beneficiary's election, except as required by Article IX, is subject to any restrictions designated in writing by the Member and not revoked as of his date of death. Any form of payment under this Section must satisfy the mandatory distribution requirements of Article X.

         The optional forms of distribution, which must be the Actuarial Equivalent of the Member's Nonforfeitable Accrued Benefit, are:

         (i) Life Annuity With 5 Year Term Certain. A life annuity, payable no less frequently than annually, with a 5 year term certain guaranteed. If a Member dies before the Insurance Company has made the guaranteed number of payments, the Insurance Company will continue the balance of the payments to the Member's designated Beneficiary.

         (ii) Life Annuity With 10 Year Term Certain. A life annuity, payable no less frequently than annually, with a 10 year term certain guaranteed. If a Member dies before the Insurance Company has made the guaranteed number of payments, the Insurance Company will continue the balance of the payments to the Member's designated Beneficiary.

         (iii) Joint and Survivor Annuity. A joint life annuity payable for the life of the Member, with a survivor annuity payable for the remaining life of a designated Beneficiary which is a specified percentage (either 66 2/3%, 75% or 100%) of the annuity payable during the Member's life.

8.2      DEFINITELY DETERMINABLE BENEFIT.

(a) Actuarial Equivalence. Except to the extent that a Member's benefits are suspended under Section 8.7, the amount of any form of benefit under this Plan will be the Actuarial Equivalent of the Member's Accrued Benefit in the normal form beginning at Normal Retirement Age.

(b) Benefit Forms Other than a Non-Decreasing Annuity. Notwithstanding paragraph (a) above, in determining the amount of a distribution in a form other than a non-decreasing annuity payable for a period of not less than the participant's life (or, for a qualified pre-retirement survivor annuity, the surviving spouse's life), actuarial equivalence will be determined based on the 1971 Group Annuity Mortality Table and the Code Section 417 interest rate(s), if it produces a benefit greater than that determined under the preceding paragraph.

                                                                   EXHIBIT 10.39

(c)      Limit on Applicability of Paragraphs (a) and (b).  Section 8.2 (a) and
         (b) above, will not apply to the extent that they would cause the plan to fail the requirements of Code Sections 415 or 417.

(d) Special Interest Rate Rules. When determining the amount of a Member's distribution or the present value of the Member's Accrued Benefit, the interest rates used to make an Actuarial Equivalent determination are either the applicable interest rates specified in
         Section 2.3 or the applicable PBGC interest rates, whichever result in a greater benefit. As a general rule, the applicable PBGC interest rates are the immediate and deferred annuity rates the Pension Benefit Guaranty Corporation would use for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan. However, if the present value of the Member's Nonforfeitable Accrued Benefit (using the applicable PBGC rates) exceeds $25,000, the applicable PBGC interest rates are 120% of these PBGC immediate and deferred annuity rates. The use of 120% of the PBGC immediate and deferred annuity rates may not reduce the present value determination below $25,000. The Committee will apply this paragraph by referring to the PBGC immediate and deferred annuity rates in effect on the first day of the Plan Year in which the Member's distribution occurs. This paragraph does not apply to the determination of the amount of a nondecreasing annuity payable for a period not less than the life of the Member or, the case of a qualified joint and survivor annuity, the joint lives of the Member and the Member's spouse.

         The special interest rate rules in the preceding paragraph apply to distributions in Plan Years beginning after December 31, 1984, except to distributions occurring in Plan Years beginning prior to January 1, 1987, for which the Plan satisfied the interest rate requirement (including the applicable PBGC immediate annuity rate) of Section 1.417(e)-1T(e) of the Treasury regulations. These special interest rate rules do not apply to the following annuity contracts: (1) an annuity contract distributed to or owned by a Member prior to September 17, 1985, unless the Employer makes additional contributions under the Plan to that contract; and (2) an annuity contract owned by the Employer or by the Plan, or distributed to or owned by a Member prior to the first Plan Year beginning after December 31, 1988, if the annuity contract satisfied the requirements of Sections 1.401(a)-11T and 1.417(e)-1T of the Treasury regulations, unless the Employer makes additional contributions under the Plan with respect to that contract for any Plan Year beginning after December 31, 1988.

8.3      COMMENCEMENT OF BENEFITS.

(a)      Payment of Normal Retirement Benefit.

         (i) Commencement. A Member shall start receiving his Normal Retirement Benefit on the earlier of: (A) the first day of the month following the Member's retirement or (B) on the first day of the month following the month that he is employed at a rate of less than 40 Hours of Service per month.

         (ii) Duration. The Normal Retirement Benefit shall be paid on the first day of each succeeding month until the later of: (A) the Member's death, or (B) the completion of the 60th monthly payment to the Member and his Beneficiary.

(b)      Payment of Early Retirement Benefit.

                                                                   EXHIBIT 10.39

         (i) Commencement. Unless otherwise elected prior to retirement, a Member shall start receiving his Early Retirement Benefit on the first day of the month following the Member's retirement.

         (ii) Duration. The Early Retirement Benefit shall be paid on the first day of each succeeding month until the later of: (A) the Member's death, or (B) the completion of the 60th monthly payment to the Member and his Beneficiary.

(c)      Payment of Disability Retirement Benefit.

         (i) Commencement. Monthly Disability Retirement Benefits shall commence on the first day of the calendar month coincident with or next following the expiration of a 180 day period beginning on the date the Participant terminates his employment with the Employer.

         (ii) Duration. Payments shall continue to be paid on the first day of each succeeding month until the earliest occurrence of one of the following events: (A) the attainment of age 65; (B) the attainment of age 55 and the completion of 10 Years of Service
                 (C) the date the Member's Disability ceases; or (D) the date of the Member's death.

(d)      Payment of Deferred Vested Retirement Benefit.

         (i) Commencement. A Member shall start receiving Deferred Vested Retirement Benefits on the first day of the month coincident with or next following the Member's 65th birthday, unless he is eligible to elect, and does in fact elect, earlier commencement of such benefits. A Member is eligible to elect early commencement of the Deferred Vested Retirement Benefits if such Member completed 10 Years of Service prior to his date of termination. Early commencement shall begin on the first day of the month coincident with or next following the Member's 55th birthday.

         (ii) Duration. The Deferred Vested Retirement Benefit will be paid on the first day of each succeeding month until the later of:
                 (A) the Member's death, or (B) the completion of the 60th monthly payment to the Member and his Beneficiary.

(e) General Rule. The foregoing notwithstanding, in no case will payment of benefits under the Plan begin later than the 60th day after the end of the Plan year in which occurs the later of the following events, unless the Member consents in writing to a later date and specifies the date on which payments shall commence:

         (i)     the Member attains age 65;

         (ii) the Member attains the 10th anniversary of the date on which he commenced participation in the Plan; or

         (iii) the Member terminates employment with the Employer and its Affiliates.

8.4      PAYMENT OF SMALL AMOUNTS.

(a) Cash Out. Any contrary provision of the Plan notwithstanding, if a Member's Accrued Benefit does not exceed $3,500, then his Benefit shall be paid to him (or in the case of death, to his

                                                                   EXHIBIT 10.39

         Beneficiary) in the form of a single-sum cash payment as soon as practicable after the date on which his employment terminates, and no optional time or form of payment shall be available with respect to such payment. If a Member's Accrued Benefit is $0.00, he shall be deemed to have received a distribution under this Section for purposes of the Plan.

(b) Right to Restore. If a Member is deemed to receive a distribution under this section, and resumes employment covered under this Plan before he incurs five consecutive one-year Breaks-in-Service, upon the Employee's reemployment his Employer-provided Accrued Benefit will be restored to the amount of that benefit on the date of the deemed distribution.

8.5      RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS.

(a) Consent Requirement. If the present value of a Member's vested accrued benefit derived from Employer contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the benefit is immediately distributable, the Member and his spouse (or where either the Member or the spouse has died, the survivor) must consent to any distribution of that benefit. The written consent of the Member and the Member's spouse must be obtained within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or in any other form. The Committee will notify the Member and his spouse of the right to defer any distribution until the Member's accrued benefit is no longer immediately distributable. This notification will include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under this plan in a manner that would satisfy the Code section 417(a)(3) notification rules, and will be provided no less than 30, and no more than 90, days before the annuity starting date.

(b) Limit on Consent Requirement. Notwithstanding paragraph (a), only the Member must consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Accrued Benefit is immediately distributable. Neither the consent of the Member nor that of his spouse will be required to the extent that a distribution is required to satisfy Code sections 401(a)(9) or 415.

(c) Determination of Present Value. Present value for purposes of this section will be determined in accordance with section 2.35.

(d) When Accrued Benefit is Considered Immediately Distributable. An Accrued Benefit is immediately distributable if any part of it could be distributed to the Member (or surviving spouse) before the Member reaches (or would have reached if not deceased) Normal Retirement Age.

8.6      DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS.

Nothing contained in this Plan will prevent the Insurance Company, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code section 414(p)).

For purposes of applying Article IX, the Committee will treat a former spouse as the Member's spouse or surviving spouse to the extent provided under a qualified domestic relations order. The survivor annuity requirements and the joint and survivor annuity requirements of Article IX apply separately to the portion of the Member's Nonforfeitable Accrued Benefit subject to the qualified domestic relations order and to the portion of the Member's Nonforfeitable Accrued Benefit not subject to that order.

                                                                   EXHIBIT 10.39

The Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee promptly will notify the Member and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee must determine the qualified status of the order and must notify the Member and each alternate payee, in writing, of its determination. The Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

The Insurance Company will make any payments or distributions required under this Section by separate benefit checks or other separate distribution to the alternate payee(s).

8.7      REEMPLOYMENT AFTER RETIREMENT.

(a) Reemployment Prior to Age 65. If a Member is reemployed as an Employee before age 65, his benefit payments shall be discontinued and shall not be paid during the period of such reemployment, his previous election of form of payment shall be cancelled, and he shall have the Years of Service for vesting and Years of Benefit Service he had at the time of his retirement reinstated. Upon his subsequent retirement, his eligibility for a benefit and the amount of the benefit shall be determined, calculated, and paid as if he were then first retired based upon such reinstated Years of Service for vesting and Years of Benefit Service, plus Years of Service for vesting and Years of Benefit Service earned following the date of reemployment, but such benefit shall be actuarially reduced to account for any retirement benefit payments he may have received prior to his reemployment. In no event will a Member's retirement benefit at his subsequent retirement (prior to reduction for any benefit payments he may have received prior to his reemployment) be less than his benefit at his prior retirement.

         The foregoing notwithstanding, if a Member reemployed as described above subsequently reaches his 65th birthday and is employed at a rate of fewer than 40 Hours of Service per month, he shall be entitled to receive a normal retirement benefit during such period of reemployment. Such payments shall continue every month thereafter until his rate of employment equals at least 40 Hours of Service per month, at which time his benefits shall be suspended under the terms and conditions described in section 8.7(b).

(b) Reemployment After Attaining Age 65. If a Member is reemployed as an Employee after his 65th birthday at a rate of at least 40 Hours of Service per month, his benefit payments shall be discontinued and shall not be paid during the period of such reemployment, his previous election of form of payment shall be cancelled, and he shall have the Years of Service for vesting and Years of Benefit Service he had at the time of his retirement reinstated. Such suspension of benefits shall be done in accordance with Department of Labor regulation section 2530.203-3 and shall include the notice described in paragraph
         (c). Upon his subsequent retirement, his eligibility for a benefit and the amount of the benefit shall be determined, calculated, and paid as if he were then first retired based upon such reinstated Years of Service for vesting and Years of Benefit Service, plus Years of Service for vesting and Years of Benefit Service earned following the date of reemployment, but such benefit shall be actuarially reduced to account for any retirement benefit payments he may have received prior to his reemployment. In no event will a Member's retirement benefit at subsequent retirement (prior to reduction for any benefit payments he may have received prior to his reemployment) be less than his benefit at his prior retirement.

                                                                   EXHIBIT 10.39

         If a Member is reemployed as an Employee after his 65th birthday and his rate of employment is for less than 40 Hours of Service per month, he shall receive the same type and amount of benefit payment he was entitled to receive preceding his reemployment during such period of reemployment. Such payments shall continue every month thereafter until his rate of employment equals at least 40 Hours of Service per month, at which time his benefits shall be suspended as described above.

(c) Suspension of Benefits Notice and Procedures. If an Member's benefits are to be suspended after age 65, the Plan shall notify the Member's by personal delivery or first class mail during the first calendar month in which the Plan withholds payments, that benefits are suspended. The notice shall contain:

         (i) a general description of the reasons why payments are suspended;

         (ii) a general description of the Plan provisions relating to the suspension of benefits;

         (iii)   a copy of such Plan provisions;

         (iv) a statement that applicable Department of Labor regulations may be found in section 2530.203-3 of the Code of Federal Regulations;

         (v) a statement that a review of the suspension may be requested under the claims procedure found in section 14.8;

         (vi) if the Plan requires a benefit resumption notice, the procedure and forms; and

         (vii) if the Plan requires verification by the Member that his benefits should not be suspended, the procedure and forms for such verification.

         The Plan shall adopt a procedure whereby an individual may request a determination of whether specific contemplated employment after age 65 will result in a suspension of benefits.

8.8      DIRECT ROLLOVERS.

(a) In General. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this part, a Distributee may elect, at the time an in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Rollover Retirement Plan specified by the Distributee in a direct rollover.

(b)      Definitions:

         (i) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten

                                                                   EXHIBIT 10.39

                 years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); the portion of any other distribution(s) that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

         (ii) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified plan described in Code section 401(a), that accepts the Distributee's eligible rollover distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (iii) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

         (iv) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                                                   EXHIBIT 10.39

                                   ARTICLE IX
                     JOINT & SURVIVOR ANNUITY REQUIREMENTS

9.1      FORM OF BENEFIT.

(a) Qualified Joint & Survivor Annuity. If a Member survives to his Annuity Starting Date, then, unless he has made a Qualified Election within the election period specified below, his Accrued Benefit shall be applied toward the purchase of an annuity contract which provides benefits in the form of a 50% Qualified Joint and Survivor Annuity, if he has a spouse on the Annuity Starting Date, or a life annuity, if he does not have a Spouse on the Annuity Starting Date.

         For purposes of this Section the election period is the 90-day period that ends on the Member's Annuity Starting Date.

(b)      Qualified Preretirement Survivor Annuity.

         (i) In General. If a Member does not survive to his Annuity Starting Date, then, unless he has made a Qualified Election within the election period specified below or his Spouse has elected an optional form of payment under Section 8.1(b), his Accrued Benefit shall be applied toward the purchase of an annuity contract which provides benefits in the form of a Qualified Preretirement Survivor Annuity if he has a spouse on the date of his death. The spouse may elect that such annuity be distributed within a reasonable time after the Member's death.

                 For purposes of this subsection, the election period is the period that begins on the first day of the Plan Year in which the Member attains age 35 (or if the Member's employment terminates prior thereto, the date of such termination) and ends on the date of the Member's death.

         (ii) Special Pre-Age 35 Waiver. A Member who will not attain age 35 as of the end of any given Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period that begins on the date of such election and ends on the first day of the Plan Year in which he attains age 35. Such election shall not be valid unless the Member receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 9.3. Qualified Preretirement Annuity coverage shall be automatically reinstated as of the first day of the Plan Year in which the Member attains age 35 and any new waiver on or after such date shall be subject to the requirements of (b)(i) above.


(c) Effective Date. This Section applies to any Member with at least one Hour of Service credited on and after June 28, 1986.

9.2      DEFINITIONS.

For purposes of this Article IX, the following words and phrases shall have the meanings specified below, unless the context plainly requires a different meaning:

                                                                   EXHIBIT 10.39

(a) "Earliest Retirement Age" means the earliest date on which the Member could elect to receive benefits under the Plan.

(b) "Qualified Election" means an election to waive a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, which shall be effective only if the Member's spouse consents in writing to the election, the election designates a specific Beneficiary (including any class of Beneficiaries or contingent Beneficiaries), and, in the case of a waiver of a Qualified Joint and Survivor Annuity, a form of benefit payment, which designation may not be changed without the consent of the spouse (or the spouse expressly permits designations by the Member without any further spousal consent), the spouse's consent acknowledges the effect of the election, and the spouse's consent is witnessed by a plan representative or notary public. For this purpose, the following provisions apply:

         (i) If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver shall be deemed a Qualified Election.

         (ii) Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.

         (iii) A consent that permits future designations by the Member without any requirement of consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit, where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights.

         (iv) A Member may revoke a prior waiver (without the consent of the spouse) at any time before the commencement of benefits, and the number of revocations shall not be limited.

         (v) No consent obtained under this provision shall be valid unless the Member has received notice as provided in Section 9.3.

(c) "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Member with a survivor annuity for the life of the spouse which is 50% of the amount of the annuity which is payable during the joint lives of the Member and spouse. The amount of such annuity shall be the Actuarial Equivalent of an annuity for the lifetime of a Member with sixty monthly payments guaranteed and shall be provided payments for the lifetime of a Member with a survivor annuity for the lifetime of the Member's spouse. The Table in Appendix 2 shows the percentages applicable to benefits commencing at age 65.

(d) "Qualified Preretirement Survivor Annuity" means an annuity for the life of the surviving spouse of a Member which is the amount of benefit which can be purchased with his Accrued Benefit. The amount of the monthly retirement benefit payable to a Member at his retirement if he does not die prior to his Annuity Starting Date, and the amount payable to a spouse under the Preretirement Survivor Annuity, shall be reduced for each full calendar month the preretirement death benefit is in effect:

                                                                   EXHIBIT 10.39


                 AGE              Reduction Factor
                 ---              ----------------
                 55-65            .04167% per month
                 45-54            .01667% per month
                 35-44            .00833% per month

         If, pursuant to Section 9.1(b)(i), a Spouse elects to defer the commencement of the Preretirement Survivor Annuity, the amount of the benefit payable thereunder shall be increased (as if the member had deferred commencement of his benefit) to reflect such deferral.

9.3      NOTICE REQUIREMENTS.

(a) Relating to Qualified Joint and Survivor Annuities. The Committee shall within the applicable period specified below provide each Member with a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Member's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity, (iii) the rights of a Member's Spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

         For purposes of this subsection, the applicable period is the period that begins 90 days and ends 30 days prior to the Member's Annuity Starting Date.

(b) Relating to Qualified Preretirement Survivor Annuities. The Committee shall within the applicable period specified below provide each Member with a written explanation of the Qualified Preretirement Survivor Annuity with information comparable to that specified in (a) above.

         For purposes of this subsection, the applicable period is whichever of the following periods ends last:

         (i) The period that begins with the first day of the Plan Year in which the Member attains age 32 and ends with the last day of the Plan Year preceding the Plan Year in which the Member attains age 35;

         (ii) The period that begins one year prior to the date on which the individual becomes a Member and ends one year after such date;

         (iii) The period that begins one year prior to the date on which this Article first applies to the Member and ends one year after such date.

         Notwithstanding the above, in the case of a Member whose employment with the Employer terminates before he attains age 35, notice shall be provided to such Member within the 2-year period that begins one year prior to his termination and ends one year after his termination. If such Member returns to employment with the Employer, the applicable period for such Member shall be redetermined.

9.4      CERTAIN TRANSITIONAL RULES.

(a) A Member whose employment with the Company terminated before June 28, 1986, and to whom this Article otherwise would not apply, shall be given the opportunity to elect to have this Article

                                                                   EXHIBIT 10.39

         apply if (i) he was credited with at least one Hour of Service in a Plan Year beginning on or after January 1, 1976, (ii) he was not receiving benefits under the Plan on June 28, 1986, and (iii) he had at least 10 Years of Service for vesting purposes when his employment terminated.

(b) A Member whose employment with the Company terminated before the first Plan Year beginning on or after January 1, 1976, shall be given the opportunity to have his Accrued Benefit paid in accordance with
         Section 9.4(d) if (i) he was credited with at least one Hour of Service on or after September 2, 1974, and (ii) he was not receiving benefits under the Plan on June 28, 1986.

(c) The respective opportunities described in (a) and (b) above shall be afforded to the appropriate Member during the period that begins on June 28, 1986, and ends on the date benefits would otherwise commence to such Member.

(d) A Member who has elected pursuant to (b) above, a Member who is eligible to but does not elect pursuant to (a) above, and a Member who meets the requirements of (a) above except that he does not have at least 10 Years of Service for vesting purposes when his employment terminated, shall have his Accrued Benefit distributed in accordance with all of the following if such benefit otherwise would have been payable in the form of a life annuity:

         (i) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Member who (A) begins to receive payments under the Plan on or after Normal Retirement Age, or (B) dies on or after Normal Retirement Age while employed with the Employer, or (C) begins to receive payments on or after the qualified early retirement age, or
                 (D) terminates employment with the Employer on or after his Normal Retirement Age (or qualified early retirement age) and after satisfying the eligibility requirements for payment of benefits under the Plan and thereafter dies before beginning to receive such benefits, then such benefits shall be paid in the form of a Qualified Joint and Survivor Annuity, unless the Member has elected otherwise during the election period specified below. Any election hereunder must be in writing and may be changed by the Member at any time.

                 For purposes of this subsection, the election period is the period that begins at least 6 months before the Member attains qualified early retirement age and ends 90 days before the commencement of benefits.

         (ii) Election of Early Survivor Annuity. A Member who is employed with the Employer after his qualified early retirement age may elect, during the election period specified below, to have a survivor annuity paid upon death. If the Member elects the survivor annuity, payments under such annuity shall not be less than the payments which would have been made to the spouse under a Qualified Joint and Survivor Annuity if the Member had retired on the day before his death. Any election under this provision must be in writing and may be changed by the Member at any time.

                 For purposes of this subsection, the election period is the period that begins on the later of (A) the 90th day before the Member attains his qualified early retirement age, or (B) the date on which his participation begins, and ends on the date the Member employment with the Employer terminates.

                                                                   EXHIBIT 10.39

                 For purposes of subsection (d), the phrase "qualified early retirement age" means the latest of (i) the earliest date under the Plan on which the Member may elect to receive retirement benefits, (ii) the first day of the 120th month beginning before the Member reaches Normal Retirement Age, or
                 (iii) the date the Member begins participation.

9.5      MARRIAGE REQUIREMENT.

Notwithstanding Section 9.1, a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be provided unless the Member and spouse were married throughout the one-year period ending on the earlier of (i) the Member's Annuity Starting Date or (ii) the date of the Member's death. For purposes of this Section, the Member and his spouse shall be treated as having been married throughout the one-year period ending on the Member's Annuity Starting Date if: (i) the Member is married within one year before the Annuity Starting Date and (ii) the Member and his spouse in such marriage were married for at least a one-year period ending on or before the date of the Member's death.

                                                                   EXHIBIT 10.39

                                   ARTICLE X
                            MANDATORY DISTRIBUTIONS

10.1     REQUIRED BEGINNING DATE.

(a) In General. If any distribution commencement date described under the Plan, either by Plan provision or by Member election (or nonelection), is later than the Member's Required Beginning Date, the Committee instead must direct the Insurance Company to make distribution to the Member on the Member's Required Beginning Date. A mandatory distribution at the Member's Required Beginning Date will be in the normal annuity form of distribution required under Section 8.1 unless the Member, pursuant to the provisions of this Article, makes a valid election to receive an alternative form of payment.

(b) Defined. A Member's Required Beginning Date is the April 1 following the close of the calendar year in which the Member attains age 70 1/2. However, if the Member prior to incurring a Separation from Service, attained age 70 1/2 by January 1, 1988, and, for the 5 Plan Year period ending in the calendar year in which he attained age 70 1/2 and for all subsequent years, the Member was not a more than 5% owner, the Required Beginning Date is the April 1 following the close of the calendar year in which the Member Separates from Service or, if earlier, the April 1 following the close of the calendar year in which the Member becomes a more than 5% owner. Furthermore, if a Member who was not a more than 5% owner attained age 70 1/2 during 1988 and did not incur a separation from service prior to January 1, 1989, his Required Beginning Date is April 1, 1990.

10.2     MINIMUM DISTRIBUTION REQUIREMENTS.

The Committee may not direct the Insurance Company to distribute the Member's Nonforfeitable Accrued Benefit, nor may the Member elect to have the Insurance Company distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code section 401(a)(9) and the applicable Treasury regulations.

10.3     MINIMUM DISTRIBUTION FOR ANNUITY DISTRIBUTION.

(a) In General. An annuity distribution made to the Member pursuant to this Article must satisfy all of the following requirements:

         (i) The periodic payment intervals under the annuity may not be longer than one year.

         (ii) The distribution period must not exceed the life (or joint lives) of the Member and his designated Beneficiary (as determined under Section 14.1, subject to the requirements of the Code section 401(a)(9) regulations), or a period certain not longer than the life expectancy (or joint life expectancy) or the Member and his designated Beneficiary.

         (iii)   The annuity does not recalculate life expectancy.

         (iv) The Member or Beneficiary may not lengthen the period certain, if applicable, even if the period certain is shorter than the maximum period permitted under Code section 401(a)(9).

                                                                   EXHIBIT 10.39

         (v) The payments are nonincreasing or increase only under the following circumstances: (A) with any percentage increase in a specified and generally recognized cost-of-living index; (B) to take into account the reduction to the amount of the participant's payments to provide a survivor benefit, but only upon the death of the Beneficiary on whose life the annuity determines the survivor distribution period and if the payments continue over the life of the Member; (C) to provide cash refunds of Employee contributions upon the Member's death; or (D) because of an increase in benefits under the Plan.

         (vi) If the annuity is a life annuity (or a life annuity with a period certain not exceeding 20 years) the minimum distribution required by the Member's Required Beginning Date is one payment interval. Subsequent minimum distributions are the payment intervals determined under the annuity, even if the second payment interval occurs in the calendar year following the year in which the Required Beginning Date occurs.

         (vii) If the annuity provides a period certain without a life contingency, or if a life annuity with a period certain exceeding 20 years, the minimum distribution for each calendar year subject to this Section, is the annual amount, determined by totalling the periodic payments for a calendar year. The minimum distribution due by the Member's Required Beginning Date is the annual amount for the calendar year preceding that Required Beginning Date. The minimum distribution for the calendar year which includes the Required Beginning Date and for all subsequent calendar years is the annual amount for that calendar year and the annuity must pay that minimum distribution no later than December 31 of that calendar year.

(b) Minimum Distribution incidental death benefit ("MDIB") If the Member's spouse is not his designated Beneficiary, an annuity commencing after December 31, 1988, must satisfy the MDIB requirements of this paragraph. If the annuity provides a period certain without a life contingency, the period certain in effect as of the first distribution calendar year may not exceed the applicable period determined under the maximum period certain table set forth in Treas. Reg. section 1.401(a)(9)-2. If the annuity with a life contingency includes a period certain, the period certain at any time on or after the Member's Required Beginning Date also may not exceed the maximum period certain determined under the table described in the immediately preceding sentence. If the annuity is a joint and survivor annuity payable for the joint lives of the Member and a nonspouse Beneficiary, the survivor percentage in effect at any time on or after the Member's Required Beginning Date may not exceed the percentage determined under the applicable percentage table set forth in Treas. Reg. section 1.401(a)(9)-2. A joint and survivor annuity under which the survivor percentage does not exceed 52% always satisfies this paragraph. A life annuity payable to the Member, without any period certain, is not subject to the MDIB requirements of this paragraph.

(c) Transitional rules. An annuity commencing prior to January 1, 1989, satisfies the incidental benefits requirement if it satisfies the MDIB requirements in the preceding paragraph or if the present value of the retirement benefits payable solely to the Member is greater than 50% of the present value of the total benefits payable to the Member and his Beneficiaries. This transitional rule also applies to deferred annuity contracts distributed to or owned by the Member prior to January 1, 1989, unless the Employer makes additional contributions under the Plan with respect to that contract.

                                                                   EXHIBIT 10.39

(d) Additional accruals. Benefits accruing to the Member after his Required Beginning Date constitute a separate component of an annuity distribution beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues. The annuity starting date and form of distribution commenced by the Required Beginning Date applies to the distribution of these additional accruals, unless the Member elects otherwise pursuant to his benefit options under the Plan, and that election otherwise complies with these minimum distribution requirements. An additional accrual includes any portion of the Member's Accrued Benefit which becomes Nonforfeitable during the applicable calendar year.

10.4     NON-ANNUITY DISTRIBUTIONS.

A lump sum distribution made on or before a Member's Required Beginning Date of his entire Nonforfeitable Accrued Benefit under the Plan satisfies the minimum distribution requirements. Furthermore, a lump sum payment of additional accruals, as described in the immediately preceding paragraph, no later than the end of the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues, satisfies the minimum distribution requirements.

10.5     MINIMUM DISTRIBUTION REQUIREMENT FOR BENEFICIARIES.

(a) In General. The method of distribution to the Member's Beneficiary must satisfy Code section 401(a)(9) and the applicable Treasury regulations.

(b) Death After the Required Beginning Date. If the Member's death occurs after his Required Beginning Date or, if earlier, the date the Member commences an irrevocable annuity, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Member.

(c) Death Before the Required Beginning Date. If the Member's death occurs prior to his required Beginning Date and the Member has not commenced an irrevocable annuity, the method of payment to the Beneficiary must provide for completion of payment over a period not exceeding:

         (i) 5 years after the date of the Member's death (with payments completed by December 31 of the calendar year in which occurs the 5th anniversary of the Member's date of death); or

         (ii) if the Beneficiary is a designated Beneficiary, over the designated Beneficiary's life or life expectancy.

         The Committee will not direct payment over a period described in clause (b) unless Insurance Company will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Member's death occurred or, if later, and the designated Beneficiary is the Member's surviving spouse, the December 31 of the calendar year in which the Member would have attained age 70 1/2. The Committee must use the unisex life expectancy multiples under Treas. Reg.section 1.72-9 for purposes of applying this paragraph. An annuity distribution to the designated Beneficiary from the Insurance Company, satisfies clause (ii) if the annuity satisfies the minimum distribution requirements of Section 9.3 but applying paragraphs (v) and (vi) of Section 9.3 as follows: (A) the distribution calendar years applicable to the designated Beneficiary are the calendar year in which benefits must commence under clause (ii) of this Section and all subsequent calendar years; and (B) the first payment interval under

                                                                   EXHIBIT 10.39

         paragraph (v) is due by the December 31 described in this Section. A lump sum distribution to the Beneficiary made no later than the date described in clause (i) of this Section satisfies these minimum distribution requirements.

         In the case of a nonannuity distribution to a designated Beneficiary, the Plan satisfies the requirement of this Section if the distribution method satisfies the minimum distribution requirements applicable to individual accounts, as determined under Code section 401(a)(9) and the applicable regulations, and the first minimum distribution occurs no later than the December 31 described in clause (b)(ii) of this Section. The Committee will apply the post- death minimum distribution rules by treating any amount paid to the Member's child, which becomes payable to the Member's surviving spouse upon the child's attaining the age of majority, as paid to the Member's surviving spouse.

                                                                   EXHIBIT 10.39

                                   ARTICLE XI
                         LIMITATION ON ANNUAL BENEFITS

11.1     LIMITATION ON ANNUAL BENEFIT.

(a) Applicability of this Section. This Section applies regardless of whether any Member is or has ever been a Participant in another qualified plan maintained by the Employer. However, Section 11.3 also applies to a Member if such Member is or has ever been a participant in another qualified plan maintained by the Employer or in any of the following types of plans maintained by the Employer: (i) a welfare benefit fund within the meaning of Code section 419(e); (ii) an individual medical account within the meaning of Code section 415(l)(2); or (iii) a simplified employee pension within the meaning of Code section 408(k), which provides an annual addition within the meaning of Code section 415(c)(2).

(b) Limitation. The annual benefit otherwise payable to a member at any time will not exceed the Maximum Permissible Amount. If the benefit that the Member would otherwise accrue in a Limitation Year would produce an annual benefit in excess of the Maximum Permissible Amount, the accrual rate will be reduced so that the annual benefit will equal the Maximum Permissible Amount.

(c) Deemed Satisfaction of Limit. The limit in paragraph (b) is deemed met if the annual benefit payable to a Member does not exceed $1,000 multiplied by the Member's number of Years of Service or parts thereof (not to exceed 10) with the Employer, and the Employer has not at any time maintained a defined contribution plan, welfare benefit plan, or individual medical account in which he participated.

(d) Alternate forms of payment. If the Insurance Company pays the Member's benefit in a form other than an Annual Benefit, the benefit paid may not exceed the Actuarial Equivalent of the maximum Annual Benefit payable as a straight life annuity. To determine the Actuarial Equivalent under this paragraph, the Committee will use an interest rate assumption equal to the greater of 5% per annum or the rate specified in Section 2.3.

11.2     DEFINITIONS.

For purposes of this Article, the following words and phrases shall have the following meanings:

(a) "Annual Addition" means the following amounts allocated on behalf of a Member for a Limitation Year, under a defined contribution plan maintained by the Employer: (i) all Employer contributions; (ii) all forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code section 401(k), excess aggregate contributions described in Code section 401(m), irrespective of whether the plan distributes or forfeits such excess amounts. Excess deferrals described in Code section 402(g) are not Annual Additions unless distributed after the correction period described in Code section 402(g). Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code section 415(l)(2)) included as part of a defined benefit plan maintained by the Employer also are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (Code section 419(e))

                                                                   EXHIBIT 10.39

         maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

(b) "Annual Benefit" means the Member's retirement benefit (including any portion of the Member's retirement benefit payable to an alternate payee under a qualified domestic relations order satisfying the requirements of Code section 414(p)) attributable to Employer contributions payable in the form of a straight life annuity or a qualified joint and survivor annuity, with no ancillary benefits (other than the survivor annuity).

(c) "Compensation" means Compensation as determined under the general definition of Compensation in Section 2.14.

(d) "Defined benefit plan" means a retirement plan which does not provide for individual accounts for Employer contributions. The Committee must treat as a single plan all defined benefit plans maintained by the Employer, whether or not terminated.

(e) "Defined contribution plan" means a retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which the plan may allocate to such participant's account. The Committee must treat as a single plan all defined contribution plans maintained by the Employer, whether or not terminated. For purposes of the limitations of this Article (except for the $10,000 minimum benefit limitation in Section 10.1(d)), the Committee will treat employee contributions made to a defined benefit plan (including this Plan) maintained by the Employer as a separate defined contribution plan. The Committee also will treat as a defined contribution plan an individual medical account (as defined in Code section 415(l)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)).

(f) "Defined benefit dollar limitation" means $90,000 as adjusted for the cost of living under Code section 415(d). The adjusted limit will apply to Limitation Years ending within the calendar year in which the date of adjustment occurs.

(g) "Defined benefit plan fraction" means a fraction having as its numerator the sum of the Member's projected annual benefit under all defined benefit plan (whether or not terminated) maintained by the Employer, and as its denominator the lesser of: (i) 125% (subject to the 100% limitation under Code section 415(b) and (d) in accordance with the rules of this Article, or (ii) 140% of the Member's average
         Compensation for his high 3 consecutive Years of Service   The
         denominator of this fraction assumes the Member has at least 10 Years of Service or the Committee will have at least 10 Years of Service at Normal Retirement Age. To determine whether the Member will have at least 10 Years of Service, the Committee may include the year in which the Member reaches Normal Retirement Age, but only if it is reasonable to anticipate he will receive credit for a Year of Service in that year. If a Member fails to satisfy this 10 Years of Service requirement, the Committee will reduce the denominator of the Member's defined benefit fraction in the same manner as described under paragraph (e)(ii) with respect to reductions for less than 10 Years of Service.

                                                                   EXHIBIT 10.39

         Notwithstanding the above, if the Member was a Participant as of the first day of the first Limitation Year beginning after 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator will not be less than 125% of the sum of the annual benefits under such plans that the Participant had accrued as of the close of the last Limitation Year beginning before 1987, disregarding any changes in the plans' terms after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied Code section 415 for all Limitation Years beginning before 1987.

(h) "Defined contribution plan fraction" means a fraction having as its numerator the sum of (i) the Annual Additions to the Member's Account under the defined contribution plan(s) maintained by the Employer for the current and all prior Limitation Years, and (ii) the annual additions attributable to all welfare benefit funds or individual medical accounts and simplified employee pensions maintained by the Employer and having as its denominator the sum of the maximum aggregate amount for the Limitation Year and for each prior Year of Service with the Employer.

         The maximum aggregate amount in any Limitation Year is the lesser of:
         (i) 125% (subject to the 100% limitation in paragraph (3)) of the dollar limitation in effect under Code section 415(c)(1)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or (ii) 35% of the Member's Compensation for the Limitation Year.

         For purposes of determining the defined contribution plan fraction, the Committee will not recompute Annual Additions in Limitation Years beginning prior to January 1, 1987, to treat all Employee contributions as Annual Additions. If the Plan satisfied Code section 415 for Limitation Years beginning prior to January 1, 1987, the Committee will redetermine the defined contribution plan fraction and the defined benefit plan fraction as of the end of the 1986 Limitation Year in accordance with this Section. If the sum of the redetermined fractions exceeds 1.0, the Committee will subtract permanently from the numerator of the defined contribution plan fraction an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of the defined contribution plan fraction. In making the adjustment, the Committee must disregard any accrued benefit under the defined benefit plan which is in excess of the Current Accrued Benefit. This Plan continues any transitional rules applicable to the determination of the defined contribution plan fraction under the Company's Plan as of the end of the 1986 Limitation Year.

(i) "Limitation Year" means the Plan Year. If the Company amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Company makes the amendment, creating a short Limitation Year.

(j)      "Maximum Permissible Amount"

         (i) Maximum Permissible Amount means the lesser of (A) The defined benefit dollar limit under Code section 415(b)(1)(A), or (B) 100% of the Member's highest average Compensation.

         (ii) Adjustment for Years of Service less than 10. If a Member has less than 10 Years of Service with the Employer at the time benefits commence, the Committee will multiply his 100% average Compensation limitation by a fraction, the numerator of which is the number of Years of Service (including fractional years) with the Employer and the

                                                                   EXHIBIT 10.39

                 denominator of which is 10. If a Member has less than 10 Years of Service in the Plan at the time his benefits commence, the Committee will multiply his dollar limitation by a fraction, the numerator of which is the number of Years of Service (including fractional years) in the Plan and the denominator of which is 10. The reductions described in this paragraph will not reduce a Member's maximum Annual Benefit to less than one-tenth of the maximum Annual Benefit determined without regard to the reductions. To the extent required by Treasury regulations or by other published Revenue Service guidance, the Committee will apply the reductions of this paragraph separately to each change in the benefit structure of the Plan.

         (iii) Commencement prior to Social Security Retirement Age. If a Member's Annual Benefit commences prior to his attaining Social Security Retirement Age, but not earlier than his attaining age 62, the Committee will adjust the $90,000 (or the larger adjusted dollar amount) limitation of this Section by 5/9 of 1% for each of the first 36 months the benefit commencement date precedes the Member's Social Security Retirement Age, and by 5/12 of 1% for each additional month (not exceeding 24 months) the benefit commencement date precedes the Member's Social Security Retirement Age. If a Member's Annual Benefit commences prior to his attaining age 62, the Committee will adjust the dollar amount limitation of this Section to the Actuarial Equivalent of an Annual Benefit equal to the dollar limitation applicable to an Annual Benefit commencing to that Member at age 62. To determine the Actuarial Equivalent under this paragraph, the Committee will use an interest rate assumption equal to the greater of 5% per annum or the rate specified in Section 2.3

         (iv) Commencement after Social Security Retirement Age. If a Member's Annual Benefit commences after his Social Security Retirement Age, the Committee will adjust the $90,000 (or larger adjusted dollar amount) limitation of this Section to the Actuarial Equivalent of an Annual Benefit equal to such dollar limitation commencing at Social Security Retirement Age. To determine the Actuarial Equivalent under this paragraph, the Committee will use an interest rate assumption equal to the lesser of 5% per annum or the rate specified in
                 Section 2.3.

(k) "Projected annual benefit" means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Member under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age (or current age, if later) as stated in the defined benefit plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his Normal Retirement Age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

(l) "Social Security Retirement Age" means the age determined by the Committee in accordance with the following table:

               Calendar Year of Birth                                Social Security
               ----------------------                                 Retirement Age
                                                                      --------------

                                                                   EXHIBIT 10.39

                   Prior to 1938                                            65
                 1938 through 1954                                          66
                    After 1954                                              67

(m) "Year of Service" means a Plan Year during which an Employee completes at least 1,000 Hours of Service.

(n) "100% limitation" If the 100% limitation applies, the Committee must determine the denominator of the defined benefit plan fraction and the denominator of the defined contribution plan fraction by substituting 100% for 125%. The 100% limitation applies only if: (a) the Plan's top-heavy ratio exceeds 90%; or (b) the Plan's top-heavy ratio is greater than 60%, and the Employer does not provide extra minimum benefits which satisfy Code section 416(h)(2).

11.3     OVERALL LIMITATIONS.

(a) Multiple defined benefit plans. If the Employer maintains, or at one time maintained, a defined benefit plan in addition to this Plan, which benefits or could benefit a participant in this Plan, the Committee will freeze or reduce the rate of accrual under this Plan to the extent necessary to prevent the aggregate Annual Benefit from exceeding the limitations of Article.

(b) Defined contribution plan limitation. If the Employer maintains a defined contribution plan or has ever maintained a defined contribution plan which the Employer has terminated, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Member for any Limitation Year must not exceed 1.0. The Employer will reduce its contribution or allocation on behalf of the Member to the defined contribution plan under which the Member participates and then, if necessary, the Member's projected annual benefit under this Plan to the extent necessary to satisfy this 1.0 limitation.

                                                                   EXHIBIT 10.39

                                  ARTICLE XII
                                 PLAN FINANCING


12.1     FINANCING.

All contributions made by the Employer under this Plan shall be paid to the Insurance Company during the period when the Insurance Contract is the funding medium for the Plan.

12.2     CONTRIBUTIONS.

No contributions, including rollovers, shall be required or permitted under the Plan from any Member. The Company shall make contributions in such amounts and at such times as determined by the Board in accordance with a funding method and policy to be established by the Board which will be consistent with Plan objectives. Forfeitures arising under this Plan because of severance of employment before a Member becomes eligible for a benefit, or for any other reason, shall be applied to reduce the cost of the Plan, not to increase benefits otherwise payable to Members.

Notwithstanding any provisions of the Plan to the contrary, if the Internal Revenue Service issues a determination letter stating that the Plan as initially established fails to meet the requirements of Code section 401(a), the Company shall be entitled to a complete refund of all contributions made prior to the issuance of said determination letter, including any increments thereon.

All contributions made to the Insurance Company are made contingent on their deductibility. If the deduction for a contribution is disallowed, the contribution may be returned to the Company provided this is accomplished within one year of the date the contribution was disallowed. A contribution paid to the Insurance Company because of a mistake of fact may be returned to the Company provided this is accomplished within one year of the date the contribution was made.

12.3     TREATMENT OF INSURANCE DIVIDENDS AND OTHER CREDITS.

No contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Employer (or Trustee, if any) and the Insurance Company provides that:

(a) no value under contracts providing benefits under the Plan or credits (on account of dividends, earnings or other experience rating credits or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Employer or diverted to or used for other than providing Plan benefits for the exclusive benefit of Members or their Beneficiaries;

(b) any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution;

(c) any credits on account of dividends, earnings or other experience rating credits, or surrender or cancellation credits with respect to contracts under the Plan shall be applied by the Insurance Company toward each premium next due for contracts under the Plan before any further contributions made by the Employer are so applied by the insurer, and not later than the due date for such premiums;

                                                                   EXHIBIT 10.39

(d) any credits on account of dividends, earnings or other experience rating credits, or surrender or cancellation credits in excess of Plan benefits with respect to contracts distributed to provide Plan benefits, will be applied as provided in (c);

(e) if upon the cessation of benefit accruals or upon Plan termination, all benefits provided under the Plan with respect to service before cessation of accruals or termination have been purchased, any credits on account of dividends, earnings or other experience rating credits, or surrender or cancellation credits with respect to contracts under the plan will revert to the Employer; and,

(f) where credits are applied by the Insurance Company before Employer contributions are made that are sufficient in addition to the credits to pay each premium next due, such credits will be applied proportionately toward each premium next due so that the same percentage of each premium next due is paid.

12.4     CONFLICTS.

If there is any conflict between the provisions of this Plan and the terms of an Insurance Contract, the provisions of the Plan govern.

                                                                   EXHIBIT 10.39

                                  ARTICLE XIII
                       COMPANY ADMINISTRATIVE PROVISIONS

13.1     INFORMATION TO COMMITTEE.

The Company must supply current information to the Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Member under the Plan, together with any other information which the Committee considers necessary. The Company's records as to the current information the Company furnishes to the Committee are conclusive as to all persons.

13.2     NO LIABILITY.

The Company assumes no obligation or responsibility to any of its Employees, Members or Beneficiaries for any act of, or failure to act, on the part of its Committee (unless the Company is the Committee), the Insurance Company or the Plan Administrator (unless the Employer is the Plan Administrator).

13.3     INDEMNITY OF PLAN ADMINISTRATOR AND COMMITTEE.

The Company indemnifies and saves harmless the Plan Administrator and the members of the Committee, and each of them, from and against any and all loss resulting from liability to which the Plan Administrator and the Committee, or the members of the Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Plan or both, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. The indemnification provisions of this Section do not relieve the Plan Administrator or any Committee member from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Committee members and the Company may execute a letter agreement further delineating the indemnification agreement of this Section, provided the letter agreement must be consistent with and must not violate ERISA. The indemnification provisions of this Section extend to the Insurance Company solely to the extent provided by a letter agreement executed by the Insurance Company and the Company.

                                                                   EXHIBIT 10.39

                                  ARTICLE XIV
                        MEMBER ADMINISTRATIVE PROVISIONS

14.1     BENEFICIARY DESIGNATION.

(a) In General. Any Member may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Insurance Company will pay any applicable death benefit under the Plan and the Member may designate the form and method of payment. The Committee will prescribe the form for the written designation of Beneficiary and, upon the Member's filing the form with the Committee, the form effectively revokes all designations filed prior to that date by the same Member.

(b) Coordination with survivor requirements. This Section does not impose any special spousal consent requirements on the Member's Beneficiary designation. However, in the absence of spousal consent (as required by Articles VIII, IX and X) to the Member's Beneficiary designation:
         (1) any waiver of the qualified joint and survivor annuity or of the preretirement survivor annuity is not valid; and (2) if the Member dies prior to his annuity starting date, the Member's Beneficiary designation will apply only to the portion of the death benefit which is not payable as a preretirement survivor annuity. Regarding clause
         (2), if the Member's surviving spouse is a primary Beneficiary under the Member's Beneficiary designation, the Insurance Company will satisfy the spouse's interest in the Member's death benefit first from the portion which is payable as a preretirement survivor annuity.

14.2     NO BENEFICIARY DESIGNATION/DEATH OF BENEFICIARY.

If a Member fails to name a Beneficiary in accordance with Section 14.1, or if the Beneficiary named by a Member predeceases him, then the Insurance Company will pay any remaining benefit payable under this Plan in the following order of priority to:

(a)      The Member's surviving spouse;

(b) The Member's surviving children, including adopted children, in equal shares;

(c)      The Member's surviving parents, in equal shares; or

(d)      The legal representative of the Member's estate.

(e) If the Beneficiary does not predecease the Member, but dies prior to distribution of his share of the Member's entire death benefit, the Insurance Company will pay the remaining death benefit to the Beneficiary's estate unless the Member's Beneficiary designation provides otherwise. The Committee will direct the Insurance Company as to the method and to whom the Insurance Company will make payment under this Section.

14.3     PERSONAL DATA TO COMMITTEE.

Each Member and each Beneficiary of a deceased Member must furnish to the Committee such evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Member upon the condition precedent that each Member will furnish promptly full, true and complete evidence, data and information

                                                                   EXHIBIT 10.39

when requested by the Committee, provided the Committee advises each Member of the effect of his failure to comply with its request.

14.4     NOTICE OF CHANGE IN TERMS.

The Committee, within the time prescribed by ERISA and the applicable regulations, must furnish all Members and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

14.5     LITIGATION AGAINST THE PLAN.

A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

14.6     INFORMATION AVAILABLE.

Any Member in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, contract or any other instrument under which the Plan was established or is operated. The Committee will maintain all of the items listed in this Section in its office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Member or Beneficiary the Committee must furnish him with a copy of any item listed in this Section. The Committee may make a reasonable charge to the requesting person for the copy so furnished.

14.7     APPEAL PROCEDURE FOR DENIAL OF BENEFITS.

A Member or a Beneficiary ("Claimant") may file with the Committee a written claim for benefits, if the Member or Beneficiary determines the distribution procedures of the Plan have not provided him his proper Nonforfeitable Accrued Benefit. The Committee must render a decision on the claim within 60 days of the Claimant's written claim for benefits. The Plan Administrator must provide adequate notice in writing to any Member or to any Beneficiary ("Claimant") whose claim for benefits under the Plan the Committee has denied. The Committee's notice to the Claimant must set forth:

(a)      The specific reason for the denial;

(b) Specific references to pertinent Plan provisions on which the Committee based its denial;

(c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

(d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within 75 days after receipt of the Committee's notice of denial of benefits. The Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the 75-day period will render the Committee's determination final, binding and conclusive.

If the Claimant should appeal to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The

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                                                                   EXHIBIT 10.39

Claimant, or his duly authorized representative, may review pertinent Plan documents. The Committee will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

The Committee's notice of denial of benefits must identify the name of each member of the Committee and the name and address of the Committee member to whom the Claimant may forward his appeal.

                                                                   EXHIBIT 10.39

                                   ARTICLE XV
                              PLAN ADMINISTRATION

15.1     APPOINTMENT OF COMMITTEE.

(a) In General. The Company must appoint a Committee to administer the Plan, the members of which may or may not be Members in the Plan, or which may be the Plan Administrator acting alone. In the absence of a Committee appointment, the Plan Administrator assumes the powers, duties and responsibilities of the Committee. The members of the Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Committee.

(b) Term. Each member of the Committee serves until the appointment of his successor.

(c) Vacancy. In case of a vacancy in the membership of the Committee, the remaining members of the Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Committee pending the filling of the vacancy.

15.2     POWERS AND DUTIES.

The Committee has the following powers and duties:

(a)      To select a Secretary, who need not be a member of the Committee;

(b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Member's Accrued Benefit and the Nonforfeitable percentage of each Member's Accrued Benefit;

(c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Plan;

(d) To construe and enforce the terms of the Plan and the rules and regulations it adopts including interpretation of the Plan documents and documents related to the Plan's operation and the discretion to make factual determinations necessary to the proper administration of the Plan;

(e) To direct the Insurance Company with respect to the crediting of contributions to the Plan and distribution of Plan benefits;

(f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

(g) To furnish the Company with information which the Company may require for tax or other purposes;

(h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

(i) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code.

                                                                   EXHIBIT 10.39

The Committee will exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.

15.3     FUNDING POLICY.

The Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Committee must communicate periodically, as it deems appropriate, to the Insurance Company the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

15.4     MANNER OF ACTION.

The decision of a majority of the members appointed and qualified controls.

15.5     AUTHORIZED REPRESENTATIVE.

The Committee may authorize any one of its members, or its Secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Committee must evidence this authority by an instrument signed by all members.

15.6     INTERESTED MEMBER.

No Member of the Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that Member in his capacity as a Member, unless the Plan Administrator is acting alone in the capacity of the Committee.

15.7     MEMBER RECORDS.

The Committee will keep such records and will prepare such reports concerning Members' Accrued Benefits as ERISA and the Code require. Upon a Member's written request, the Committee will furnish the Member the information described in ERISA.

15.8     UNCLAIMED ACCRUED BENEFIT - PROCEDURE.

The Plan does not require either the Insurance Company or the Committee to search for, or ascertain the whereabouts of, any Member or Beneficiary. At the time the Member's or Beneficiary's benefit becomes distributable under the Plan, the Committee, by certified or registered mail addressed to his last known address of record with the Committee or the Employer, must notify any Member, or Beneficiary, that he is entitled to a distribution under this Plan. If the Member, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Committee within 6 months from the date of mailing of the notice, the Committee will treat the Member's or Beneficiary's unclaimed payable Accrued Benefit as forfeited. Where the benefit is distributable to the Member, the forfeiture under this paragraph occurs as of the last day of the notice period, if the Member's Nonforfeitable Accrued Benefit does not exceed $3,500, or as of the first day the benefit is distributable without the Member's consent, if the present value of the Member's Nonforfeitable Accrued Benefit exceeds $3,500. Where the benefit is distributable to a Beneficiary, the forfeiture occurs on the date the notice period ends except, if the Beneficiary is the Member's spouse and the Nonforfeitable Accrued Benefit payable to the spouse exceeds

                                                                   EXHIBIT 10.39

$3,500, the forfeiture occurs as of the first day the benefit is distributable without the spouse's consent. The Company will use the amounts representing the forfeited Accrued Benefit to reduce its contribution for future Plan Years.

If a Member or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section makes a claim, at any time, for his forfeited Accrued Benefit, the Committee must restore the Member's or Beneficiary's forfeited Accrued Benefit. The Committee must direct the Insurance Company to distribute the Member's or Beneficiary's restored Accrued Benefit in accordance with Article VIII as if the Member's employment terminated in the Plan Year in which the Committee restores the forfeited Accrued Benefit.

                                                                   EXHIBIT 10.39

                                  ARTICLE XVI
                                 MISCELLANEOUS

16.1     EXCLUSIVE BENEFIT.

Except as provided under Article XII and Article XVII, the Employer has no beneficial interest in any asset of the Plan and no part of any asset in the Plan may ever revert to or be repaid to an Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Members and their Beneficiaries under the Plan, may any part of the corpus or income of the Plan, or any asset of the Plan, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Members or their Beneficiaries.

16.2     ASSIGNMENT OR ALIENATION.

No benefit or interest available under this Plan will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence will also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member under a domestic relations order, unless the order is determined to be a qualified domestic relations order, as defined in Code section 414(p), or any domestic relations order entered before 1985.

16.3     EVIDENCE.

Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Committee and the Insurance Company are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

16.4     NO RESPONSIBILITY FOR EMPLOYER ACTION.

Neither the Insurance Company nor the Committee has any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Member or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Committee to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Insurance Company nor the Committee need inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA.

16.5     WAIVER OF NOTICE.

Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury regulations prescribe the notice or ERISA specifically or impliedly prohibits such a waiver.

                                                                   EXHIBIT 10.39

16.6     SUCCESSORS.

The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Insurance Company, the Committee, the Plan Administrator and their successors.

16.7     WORD USAGE.

Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Employer's Plan dictates, the plural includes the singular and the singular includes the plural.

16.8     STATE LAW.

Illinois law will determine all questions arising with respect to the provisions of this Agreement except to the extent superseded by Federal statute.

16.9     EMPLOYMENT NOT GUARANTEED.

Nothing contained in this Plan, or any modification or amendment to the Plan, or in the creation of any Account, or the payment of any benefit, gives any Employee, Member or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or the Committee or its agents or employees, or against the Plan Administrator or the Insurance Company, except as expressly provided by the Plan, ERISA or by a separate agreement.

                                                                   EXHIBIT 10.39

                                  ARTICLE XVII
                         MERGER, AMENDMENT, TERMINATION

17.1     MERGER, CONSOLIDATION, OR TRANSFER.

In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to or from any other plan, each Member in the Plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

17.2     AMENDMENT.

The Company reserves the right to amend the Plan from time to time subject to the following limitations:

(a) No amendment shall be effective if it results in the return to the Company or any Affiliate of any part of the Plan assets, or results in the distribution of assets of the Plan to or for the benefit of anyone other than a Member or Beneficiary;

(b) No amendment shall be effective if it reduces the amount of a Member's Nonforfeitable Accrued Benefit, determined as of the effective date or the adoption date of the amendment, except as permitted under Code section 412(c)(8); and

(c) No amendment shall be effective if it eliminates an optional form of distribution or benefit protected under Code section 411(d)(6), to the extent attributable to service before the amendment, except as permitted under Code section 411(d)(6).

If the vesting schedule is amended, or if an amendment directly or indirectly affects the computation of a Member's Nonforfeitable Accrued Benefit, then each affected Member with at least 3 Years of Service may elect, within a reasonable period of time after the adoption of the amendment, to have his vested interest computed without regard to the amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of: (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or (iii) 60 days after the Member receives written notice of the amendment from the Committee. In no event will the change of vesting schedules result in a reduction in the vested portion of an Accrued Benefit attributable to accruals made before the date of the amendment.

17.3     PRETERMINATION RESTRICTIONS

For Plan Years beginning after June 27, 1994, the Plan limits the benefit payable to any Highly Compensated active or former Employee upon Plan termination to a benefit that is nondiscriminatory under Code section 401(a)(4). The Plan restricts the annual payments to the 25 most Highly Compensated active and Highly Compensated former Employees with the greatest Compensation in the current or any prior year unless:

(a) After payment of the benefit, the value of Plan assets equals or exceeds 110% of the value of current liabilities (as defined in Code section 412(l)); or

(b) the value of the benefit is less than 1% of the value of current liabilities; or

                                                                   EXHIBIT 10.39

(c)      the value of the benefit does not exceed $3,500.

The total payments in a Plan Year may not exceed an amount equal to: (1) the payments the Member would receive under a single life annuity which is the Actuarial Equivalent of the Member's Accrued Benefit and the Member's other benefits (other than a social security supplement); plus (2) the amount of the payment the Member would receive under a social security supplement. "Other benefits" include loans in excess of the Code section 72(p)(2)(A) limitation, any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided by insurance on the Member's life.

17.4     EARLY TERMINATION RESTRICTIONS.

(a) In General. For Plan Years beginning prior to June 28, 1994 and notwithstanding any other provision of this Plan to the contrary, the Employer contributions which the Insurance Company may use to provide benefits for Members who are among the 25 highest paid Employees (the "original 25 Employees") as of the Effective Date (including any Employees who are not Members on the Effective Date but who later may become Members) and whose annual retirement benefit will exceed $1,500 will not exceed the greatest of:

         (i)     $20,000;

         (ii) An amount equal to 20% of the first $50,000 of a Member's Average Annual Compensation salary multiplied by the number of years elapsed between the Effective Date and the date the Plan terminates, the date a Member's retirement benefit becomes payable, or the date the Company fails to meet the full current costs of the Plan, whichever first occurs; or

         (iii) If the Employee is a substantial owner (as defined in ERISA section 4022(b)(5)), the present value of his guaranteed benefit under ERISA section 4022, or the present value of the benefit he would be guaranteed under ERISA section 4022 if the Plan terminated on the date benefits commence (determined in accordance with Pension Benefit Guaranty Corporation regulations). If the Employee is not a substantial owner, the present value of his maximum benefit under ERISA section 4022(b)(3)(B) on the earlier of the date the Plan terminated or the date his benefits commence (determined in accordance with Pension Benefit Guaranty Corporation regulations) regardless of any other limitations in ERISA section 4022.

(b) Application of Restrictions. The restrictions of this Section apply only if:

         (i) The Company terminates this Plan within 10 years of the Effective Date and the Plan assets are insufficient to pay the present value of all Nonforfeitable Accrued Benefits required to satisfy the Plan's liabilities;

         (ii) Such Member's retirement benefit becomes payable within 10 years of the Effective Date; or

         (iii) If Code section 412 (without regard to Code section 412(h)(2)) does not apply to this Plan, the Member's retirement benefit becomes payable after the Plan is in effect 10 years but before the Employer satisfies the full current costs of the Plan for the first 10 years.

                                                                   EXHIBIT 10.39

         If paragraph (ii) applies, the Committee will apply the restrictions until 10 years after the Effective Date.

(c) Amendments Increasing Plan Benefits. If the Company changes the Plan so as to increase substantially the extent of possible discrimination as to contributions and as to benefits actually payable in event of the subsequent termination of the Plan or the subsequent discontinuance of contributions under the Plan, then the Employer will apply the provisions of paragraph (a) to the 25 highest paid Employees (the "new 25 Employees") as of the date of the change (including any Employees who are not Members on the date of the change but who later may become Members) and whose annual retirement benefit will exceed $1,500. The Committee must continue the restrictions described in paragraph (a) to the original 25 Employees for the period the restrictions apply to such Employees. The Committee will apply paragraph (a) to the new 25 Employees as if the Effective Date is the date of the change. Furthermore, the Committee will apply paragraph
         (a) by substituting for paragraph (a)(ii) the greater of the following:

         (i) The Employer contributions (or the funds attributable to Employer contributions) the Insurance Company would have applied to provide the Member's retirement benefit if the Company had not changed the Plan; or

         (ii) The sum of (i) the Employer contributions (or the funds attributable to Employer contributions) the Insurance Company would have applied to provide the Member's retirement benefit if the Company had terminated the Plan the day before the date of the change, and (ii) the product of the number of years the Company satisfies the full current costs of the Plan after the date of the change multiplied by the smaller of $10,000 or 20% of the Member's annual Compensation.

(d) Insurance. The conditions of this Section do not restrict the full payment of any insurance, death or survivor's benefits on behalf of a Member who dies while this Plan is in full effect and the Company has met the full current costs.

(e) Full Current Costs. The conditions of this Section do not restrict the current payment of full retirement benefits called for by the Plan for any retired Member while the Plan is in full effect and the Employer has met full current costs.

(f) Exception for Adequate Security. If a Member to whom the limitations of this Section apply terminates employment while the limitations are in effect, the Member may nevertheless receive a lump sum payment of benefits in excess of such limitations, provided the Member enters into an agreement with the Committee requiring the Member to repay to the Company all amounts he has received in excess of such limitations. The Member's requirement to repay must apply in the event the Plan terminates within the restricted 10 year period or if within such period the Company has not met the Plan's full current costs. The Insurance Company may not pay any benefit to the Member under this paragraph unless the Member provides adequate security for his contingent repayment obligation.

(g) Effective Date. For purposes of this Section the term "Effective Date" means the first day of the Plan Year in which the Company initially established the Plan.

                                                                   EXHIBIT 10.39

17.5     TERMINATION.

Although the Company intends to maintain the Plan indefinitely, the Plan is entirely voluntary on the part of the Company and the continuation of the Plan and the contributions hereunder should not be construed as a contractual obligation of the Company. Accordingly, the Company reserves the right to terminate the Plan in this entirely and to suspend or discontinue (in whole or in part) all contributions under the Plan. In addition, any Affiliate's participation in the Plan shall automatically terminate if and at such time as it ceases to be an Affiliate (other than through merger or consolidation with any other Affiliate.

17.6     DISTRIBUTION UPON TERMINATION OF TRUST.

If the Company terminates the Plan, the Committee will determine the value of the Plan assets as of the business day next following the date of such termination. Subject to the provisions of Section 17.9, the Committee will direct the Insurance Company to allocate assets of the Plan among the Members and Beneficiaries according to the following priorities:

(a)      The Member's benefits payable from his employee contributions, if any.

(b)      Benefits payable as an annuity:

         (i) In the case of the benefit of a Member or Beneficiary which was in pay status as of the beginning of the 3-year period ending on the termination date of the Plan, each such benefit, based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least; or

         (ii) In the case of a Member's or Beneficiary's benefit (other than a benefit described in subparagraph (1)) which would have been in pay status as of the beginning of such 3-year period if the Member had retired prior to the beginning of the 3-year period and if his benefits had commenced (in the normal form of annuity under the Plan) as of the beginning of such period, each such benefit based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least.

                 For purposes of subparagraph (i), the lowest benefit in pay status during a 3-year period is the benefit in pay status for such period.

(c)      All other Plan benefits insured by the Pension Benefit Guaranty
         Corporation;

(d)      All other Nonforfeitable benefits under the Plan; and

(e)      Any other benefits under the Plan.

If assets are insufficient to provide all benefits under Plan, the Committee will direct the Insurance Company to allocate such assets to satisfy obligations within each category by order of priority. If assets are insufficient to provide all benefits under a priority category, the Committee will direct the Insurance Company to allocate assets to Members within that category in the ratio which each Member's total benefit bears to the total benefits of all Members within that category. The Committee will direct the Insurance Company to reallocate assets it is not required to allocate under ERISA sections 4044(a)(1), (2), (3) and

                                                                   EXHIBIT 10.39

(4)(A) in a manner which will reduce to the extent possible discrimination as described in Code section 401(a)(4).

17.7     REVERSION.

If the Company has overfunded the Plan at the time it terminates the Plan, the Trustee must return the amount by which the Company has overfunded the Plan to the Company, except to the extent the Plan allocates surplus assets to the Members pursuant to written procedures (including any necessary Plan amendments) adopted by the Company incident to the Plan's termination. The Company must state by written request to the Insurance Company the amount of the overfunding it wishes the Insurance Company to return to it after satisfying all liabilities under the terminated Plan.

17.8     FULL VESTING ON TERMINATION.

Upon either full or partial termination of the Plan, an affected Member's right to his Accrued Benefit is 100% Nonforfeitable, irrespective of the Nonforfeitable percentage which otherwise would apply under Article VII.

17.9     TERMINATION PROCEDURES.

Upon termination of the Plan, the distribution provisions of the Plan remain operative, with the following exceptions:

(a) if the present value of the Member's Nonforfeitable Accrued Benefit does not exceed $3,500, the Committee will direct the Trustee to distribute the Member's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

(b) if the present value of the Member's Nonforfeitable Accrued Benefit exceeds $3,500, the Member or the Beneficiary, in addition to the distribution events permitted under the Plan, may elect to have the Insurance Company commence distribution of his Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

                                                                   EXHIBIT 10.39

                                 ARTICLE XVIII
                              TOP-HEAVY PROVISIONS

18.1     DETERMINATION OF TOP-HEAVY STATUS.

If this Plan is the only qualified plan maintained by the Employer, the Plan is top-heavy for a Plan Year if the top-heavy ratio as of the Determination Date exceeds 60%. The top-heavy ratio is a fraction, the numerator of which is the sum of the present value of Accrued Benefits of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The Committee must include in the top-heavy ratio, as part of the present value of Accrued Benefits, any distributions made within the Determination Period. The Committee must calculate the top-heavy ratio by disregarding the Accrued Benefit (and distributions, if any, of the Accrued Benefit) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Accrued Benefit (including distributions, if any, of the Accrued Benefit) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Committee must calculate the top-heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code section 416 and the regulations under that Code section. The Committee will determine present value of Accrued Benefits as of the most recent valuation date for computing minimum funding costs falling within the twelve-month period ending on the Determination Date, whether or not the Actuary performs a valuation that year, except as Code section 416 and the regulations under that Code section require for the first and second Plan Year of this Plan.

Actuarial Assumptions.  The calculation of the actuarial assumptions stated in
Section 2.3 applies to the present value of Accrued Benefits under this Plan and under any other defined benefit plan included in an Aggregation Group and the valuation date for determining the present value of Accrued Benefits under this Plan.

18.2     DEFINITIONS.

For purposes of applying the provisions of this Article the following words and phrases mean:

(a) "Accrued Benefit" for purposes of applying this Section means the Accrued Benefit determined under Section IV.

(b) "Compensation" means the general definition of Compensation, increased for elective contributions (as defined in Section 2.14).

(c) "Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year. The "Determination Period" is the 5 year period ending on the Determination Date.

(d) "Employer" means the company that adopts this Plan and any related employers described in Section 2.5.

(e) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Code section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer;
         (ii) has Compensation in excess of the dollar amount prescribed in Code section 415(c)(1)(A) (relating to defined

                                                                   EXHIBIT 10.39

         contribution plans) and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code section 318 (or the principles of that section, in the case of an unincorporated Employer,) will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code section 414(q)(8) exclusions) of Employees, but no more than 50 officers. The Committee will make the determination of who is a Key Employee in accordance with Code section 416(i)(1) and the regulations under that Code section.

(f) "Non-Key Employee" is an employee who does not meet the definition of Key Employee.

(g) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code sections 401(a)(4) and 410. The Committee will determine the Permissive Aggregation Group.

(h) "Required Aggregation Group" means: (i) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (ii) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code section 401(a)(4) or Code section 410.

18.3     MINIMUM BENEFIT.

The Minimum Normal Retirement Benefit for a Member terminating employment at or after age 65, and the minimum Accrued Benefit, payable at Normal Retirement Date for a Member who terminates employment prior thereto with entitlement to a Retirement Benefit, shall be equal to the product of (i) 2% of his average monthly compensation, as defined in Regulation section 1.415-2(d), during his five highest-paid consecutive calendar years of service (during his period of Service, if less than 5 years) multiplied by (ii) each of the first 10 Years of his Service after December 31, 1983 in which the Plan is a Top-Heavy Plan.

18.4     MINIMUM VESTING.

Notwithstanding the provisions of Section 7.3, a Participant shall be eligible for a Deferred Vested Pension if, while the Plan is a Top-Heavy Plan, his employment is terminated before death or Retirement after he has completed at least 2 Years of Service. The amount of his Deferred Vested Pension on a single-life basis, commencing as of his Normal Retirement date, shall be equal to his vested percentage of his Accrued Benefit, determined in accordance with the following table:

                                  Years of Service                                      Vested Percentage
 -------------------------------------------------------------------------------    ------------------------

 2 but less than 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              20%
 3 but less than 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              40
 4 but less than 5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              60
 5 or more   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             100

                                                                   EXHIBIT 10.39



A Participant who had at least 10 Years of Service at the date of his termination of employment may request the Committee to authorize commencement of his Deferred Vested Pension as of the beginning of any calendar month within the 10-year period preceding his Normal Retirement Date; and in such case his Pension shall commence as of the date requested, but the amount thereof shall be reduced as provided in the second paragraph of Section 5.2.

Upon the death of a Participant whose death occurs prior to the date his Pension commences hereunder, who has completed less than 10 Years of Service at the date of his death but who has earned a degree of vesting under the Plan prior to his death pursuant to the provisions of this subsection (c), a Pension shall be payable to his Eligible Spouse, if any.

The Pension payable to the Eligible Spouse of such a Participant shall be equal to the amount the Eligible Spouse would have been entitled to receive had the Participant commenced to receive a Deferred Vested Pension under the provisions of this subsection (c) and under the 50% Joint and Survivor provisions of
Section 6.1 as of his Normal Retirement Date, based on his Service and Credited Service immediately prior to the earlier of his death or termination of employment, and then died immediately thereafter. The Pension payable to such an Eligible Spouse shall commence as of the Participant's Normal Retirement Date and shall continue until the beginning of the month in which the death of the Eligible Spouse occurs.

18.5     CHANGE IN TOP-HEAVY STATUS.

If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the minimum benefit accrued under Section 18.3 while the Plan was top-heavy shall continue to apply.

If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in Section 18.4 shall continue to apply in determining the Deferred Vested Pension of any Participant who had at least five Years of Service as of the last day of the last Plan Year of top-heaviness. For other Participants, said schedule shall apply only to their Accrued Benefits as of such last day of such Plan Year.

         IN WITNESS WHEREOF, the Company has executed this Plan in Lisle, Illinois this ______ day of __________________, 1995.

                                  THE LOCKFORMER COMPANY


                                    By:_______________________________________
                                    Its_______________________________________


WITNESSED BY:



__________________________________

                                                                   EXHIBIT 10.39

                                   APPENDIX A


                              Article XVI. Tables


Table I

                          Reduction Factors for Early
                            Commencement of Benefits


        Number of years* by which first benefit
         payment precedes the first day of the
             month on or next following the
             Member's sixty-fifth birthday                                 Reduction Factor
 -----------------------------------------------------   ----------------------------------------------------
                           10                                                    .50
                           9                                                     .53
                           8                                                     .56
                           7                                                     .60
                           6                                                     .65
                           5                                                     .69
                           4                                                     .74
                           3                                                     .80
                           2                                                     .86
                           1                                                     .93
                           0                                                    1.00





__________________________________

* For a period which is not an integral number of years, the Reduction Factor shall be obtained by arithmetic interpolation between the appropriate Reduction Factors set out above.

                                                                   EXHIBIT 10.39

                                   APPENDIX B

Table II

Percentages Applicable under the Joint and Survivor Annuity Form.

This table shows the percentage required to determine the reduced amount of monthly retirement benefit in the joint and survivor annuity form with respect to a Member whose benefit payments commence on the first day of the month on or next following his sixty-fifth birthday.

 Proportion of the reduced amount of monthly     Age of the      Proportion of the reduced amount of monthly
 annuity payable to the Member which is to be    Contingent      annuity payable to the Member which is to be
 continued to the contingent annuitant upon      Annuitant*      continued to the contingent annuitant upon
 the death of the Member                                         the death of the Member
--------------------------------------------------------------------------------------------------------------
     Full         Two-Thirds         Half                           Full         Two-Thirds          Half
--------------------------------------------------------------------------------------------------------------
 Percentages Applicable to Male Member with                      Percentages Applicable to Female Member with
 Female Contingent Annuitant                                     Male Contingent Annuitant
--------------------------------------------------------------------------------------------------------------

        60.92            70.44           76.41        45               74.31            81.52           85.68
        61.47            70.93           76.84        46               75.00            82.07           86.14
        62.05            71.44           77.29        47               75.70            82.63           86.60
        62.66            71.98           77.76        48               76.43            83.21           87.07
        63.29            72.54           78.25        49               77.16            83.79           87.55
        63.95            73.11           78.75        50               77.91            84.38           88.03
        64.64            73.70           79.27        51               78.68            84.97           88.51
        65.34            74.32           79.80        52               79.45            85.57           89.00
        66.08            74.95           80.34        53               80.24            86.18           89.49
        66.84            75.60           80.90        54               81.03            86.79           89.99
        67.62            76.26           81.47        55               81.84            87.40           90.48
        68.43            76.95           82.05        56               82.64            88.01           90.97
        69.26            77.65           82.65        57               83.46            88.63           91.46
        70.12            78.36           83.26        58               84.27            89.24           91.95
        71.00            79.10           83.88        59               85.09            89.85           92.43
        71.91            79.84           84.51        60               85.90            90.45           92.91
        72.84            80.61           85.15        61               86.71            91.04           93.38
        73.80            81.38           85.80        62               87.50            91.62           93.84
        74.77            82.17           86.45        63               88.28            92.19           94.24
        75.77            82.97           87.12        64               89.05            92.75           94.72
        76.79            83.78           87.78        65               89.80            93.29           95.14
        77.82            84.60           88.45        66               90.53            93.82           95.55
        78.86            85.42           89.12        67               91.23            94.32           95.94
        79.91            86.23           89.79        68               91.91            94.80           96.32
        80.96            87.05           90.45        69               92.56            95.26           96.67
        82.01            87.86           91.10        70               93.18            95.70           97.01





__________________________________

* The age of the contingent annuitant to be used with reference to this table will be the age of the contingent annuitant on his birthday nearest to the benefit commencement date.

                                                                   EXHIBIT 10.39

                                   APPENDIX C


Insurance Company:        Lincoln National Insurance Company

Insurance Contract:       Group Annuity Contract No. GA-348.